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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

NETSPEND HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Dear Stockholders:

        Many millions of Americans continue to be trapped in the cash economy, not necessarily due to their own choice, but because of their level of income or past mistakes. Because of this, they are not allowed access into the traditional banking system that most of us take for granted. When we say that cash is very expensive, we are not only referring to the fees charged to consumers in the cash world, but also the expense they bear in the form of wasted time and inefficiencies that come from making transactions in cash. Therefore, at NetSpend, our mission remains the same—to empower consumers with the convenience, security and freedom to be self-banked.

        We estimate that there are 60 million unbanked or under-banked consumers in this country. The reason we have our customers is because we provide them with a better solution to meet their financial services needs than a traditional bank checking account or cash. Our cards are FDIC-insured and provide access to a host of financial services including flexible fee plans that can be tailored to a particular customer's usage and budget, a savings account, free person-to-person account transfers, free direct deposit of payroll and benefits, bill payment services, real-time account alerts that let consumers always know how much money they have, more than 100,000 brick-and-mortar locations where consumers can add funds to the card accounts, and financial literacy and budgeting tools.

        While NetSpend and others in the industry have grown nicely by providing solutions for these consumers, we have barely scratched the surface. I have often said that for NetSpend, our biggest inhibitor to growth is the consumer's lack of awareness, trust and understanding of our products.

        As we look at 2012, we believe the opportunity for the prepaid industry is as big as ever. From a trends perspective, more evidence keeps surfacing that checks are going away. For example, in March 2013, the U.S. Treasury will stop mailing paper checks to social security beneficiaries and will only make payments by direct deposit. Also, the unfortunate fact is that banks either can't or won't serve these consumers, as it is simply not economical given their cost structure. Bricks and mortar, paper checks and tellers at the counter are very expensive, and it just doesn't work if your customer's average daily balance is only one hundred dollars. We also believe that merchants will continue to want consumers to pay with debit.

        NetSpend is well positioned to capture future opportunities and navigate the challenges ahead due to the commitment of our people, the quality of our products and platform, and the strength of our relationships with our partners. I couldn't be more proud of our company and the colleagues I work with every day who are making a difference in the lives of our customers. We thank you for your continued support.

Sincerely,

Daniel R. Henry Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held Friday, April 27, 2012

To the Stockholders of NetSpend Holdings, Inc.:

        Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of NetSpend Holdings, Inc. (the "Company", "NetSpend" or "we") will be held at the Omni Hotel, 701 Brazos Street, Second Floor, Lonestar Room, Austin, Texas 78701 at 8:00 a.m. CDT on Friday, April 27, 2012 for the following purposes:

  1.
  Electing three Class II Directors of the Company;

  2.
  Approving the NetSpend Holdings, Inc. 2012 Employee Stock Purchase Plan;

  3.
  Ratifying the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2012; and

  4.
  Considering all other matters as may properly come before the Annual Meeting.

        The Board of Directors of the Company (the "Board of Directors") has fixed the close of business on March 14, 2012, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or adjournments thereof.

        This proxy statement and the accompanying proxy card are being mailed to our stockholders along with the Company's Annual Report to Stockholders on Form 10-K for the fiscal year ended December 31, 2011. Voting can be completed by returning the proxy card, through the telephone at 1-866-540-5760 or online at http://www.proxyvoting.com/ntsp. Further details can be found on the proxy card and in the "Voting by Proxy" section included below.

Important notice regarding the availability of proxy materials for the Annual Meeting to be held on April 27, 2012: this proxy statement and the Company's Annual Report to Stockholders are available free of charge for viewing and printing on the Company's website, http://www.netspend.com, under the "Investor Relations" section.

        Thank you for your assistance in voting your shares promptly.

DATED this 30th day of March, 2012.

BY ORDER OF THE BOARD OF DIRECTORS
Steven F. Coleman, Secretary and General Counsel

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE OR USE TELEPHONE OR INTERNET VOTING TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO, EVEN IF YOU HAVE PREVIOUSLY SUBMITTED YOUR PROXY CARD, VOTED BY TELEPHONE OR VOTED BY INTERNET. THE BALLOT YOU SUBMIT AT THE ANNUAL MEETING WILL SUPERSEDE ANY PRIOR VOTE.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	51
STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING	51
HOUSEHOLDING	51
OTHER MATTERS	52
ADDITIONAL INFORMATION ABOUT THE COMPANY	52

PROXY STATEMENT ANNUAL MEETING OF STOCKHOLDERS

To Be Held Friday, April 27, 2012

SOLICITATION OF PROXY

        This proxy statement (this "Proxy Statement") is furnished in connection with the solicitation by the board of directors (the "Board of Directors") of NetSpend Holdings, Inc., a Delaware corporation (the "Company", "NetSpend" or "we"), for use at our Annual Meeting of Stockholders (the "Annual Meeting") to be held on Friday, April 27, 2012 at the Omni Hotel, 701 Brazos Street, Second Floor, Lonestar Room, Austin, Texas 78701 at 8:00 a.m. CDT and at any adjournment or adjournments thereof. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and electronic mail by officers, directors and other employees of the Company, who will not receive additional compensation for such services. We may also request brokerage houses, nominees, custodians and fiduciaries to forward the soliciting material to the beneficial owners of stock held of record and will reimburse such persons for forwarding such material. We will bear the cost of this solicitation of proxies. Such costs are expected to be nominal. Proxy solicitation will commence with the mailing of this Proxy Statement on or about March 30, 2012.

        The Board of Directors is soliciting a proxy in the form attached hereto as Appendix A for use at the Annual Meeting and will not vote the proxy at any other meeting. Daniel R. Henry, our Chief Executive Officer, George W. Gresham, our Chief Financial Officer, and Steven F. Coleman, our General Counsel and Secretary, have been named as proxies on the proxy card attached hereto as Appendix A, and are who the Board of Directors has selected to serve in such capacity.

        In addition to mailing paper copies of this Proxy Statement and the Company's Annual Report to Stockholders, NetSpend is making these materials available to its stockholders via the Internet. This Proxy Statement and the Annual Report to Stockholders are available free of charge for viewing or printing on the Company's website, http://www.netspend.com, under the "Investor Relations" section.

PURPOSE OF MEETING

        As stated in the Notice of Annual Meeting of Stockholders accompanying this Proxy Statement, the business to be conducted and the matters to be considered and acted upon at the Annual Meeting are as follows:

  1.
  Electing three Class II Directors of the Company;

  2.
  Approving the NetSpend Holdings, Inc. 2012 Employee Stock Purchase Plan;

  3.
  Ratifying the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2012; and

  4.
  Considering all other matters as may properly come before the Annual Meeting.

 VOTING RIGHTS

Record Date and Voting Securities

        The Board of Directors has fixed the close of business on March 14, 2012 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting, at which time there were 76,408,600 shares of common stock, par value $0.001 per share ("Common Stock"), outstanding. Holders of Common Stock are entitled to notice of the Annual Meeting and to one vote, in person or by proxy, for each share of Common Stock held in their name as of the record date. In accordance with the Company's Certificate of Incorporation, no stockholder shall be allowed to vote its shares cumulatively.

Quorum

        The presence in person or by proxy of the holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting will constitute a quorum.

Voting at the Annual Meeting

        If your shares of Common Stock are registered directly with Computershare Shareowner Services, you are a "record holder" and may vote in person at the Annual Meeting. If you hold your shares through a broker, bank or other nominee (the registered holder), your shares are held in "street name" and you are the "beneficial holder", and such broker, bank or other nominee is the "registered holder." If you hold your shares in street name, you may direct the registered holder how to vote your shares at the Annual Meeting by following the instructions that you will receive from such registered holder. When a registered holder holds shares for someone else, it informs the Company of how many clients it has who are beneficial owners of the Company's Common Stock and the Company then provides the registered holder, or its agent, with that number of proxy materials as requested. Each registered holder or its agent must then forward the proxy materials to you to obtain your direction on how to vote your shares.

        When you receive proxy materials from the registered holder, they will instruct you to return your executed proxy card to them. The bank, broker or similar institution will then total the votes it receives and submit a proxy card reflecting the aggregate votes of all the beneficial owners for which it serves as the registered holder. If you do not return your proxy card to the registered holder, the registered holder is not permitted to vote your shares with respect to the election of directors.

Voting by Proxy

        Whether or not you are able to attend the Annual Meeting, we urge you to vote by proxy. Because many NetSpend stockholders may be unable to attend the Annual Meeting, the Board of Directors solicits proxies to give each stockholder an opportunity to vote on all matters scheduled to come before the Annual Meeting as set forth in this Proxy Statement. Stockholders are urged to read carefully the material in this Proxy Statement and vote through one of the following methods:

  1.
  If you are the record holder, fully completing, signing, dating and timely mailing the proxy card attached hereto as Appendix A;

  2.
  If your shares are held in street name, fully completing, signing, dating and releasing your proxy card to your broker/registered holder in accordance with the instructions of your broker/registered holder;

  3.
  Calling 1-866-540-5760, from a touch tone phone, and following the instructions provided on the phone line; or

  4.
  Accessing the internet voting site at http://www/proxyvoting.com/ntsp and following the instructions provided on the website.

        Please keep your proxy card with you when voting via the telephone or internet. All proxies must be submitted by 5:00 p.m. CDT on April 26, 2012 to be counted. Each proxy card that is (a) properly executed, (b) timely received by the Company before the Annual Meeting, and (c) not properly revoked by the stockholder pursuant to the instructions below, will be voted in accordance with the directions specified on the proxy card and otherwise in accordance with the judgment of the persons designated therein as proxies. If no choice is specified and the proxy card is properly signed and returned, the shares will be voted by the proxy appointed by the Board of Directors, in accordance with the recommendations of the Board of Directors.

Revocability of Proxy

        Any stockholder giving a proxy has the power to revoke the same at any time prior to its exercise by (i) executing a subsequent proxy; (ii) delivering written notice to our Secretary of such revocation; or (iii) attending the meeting and withdrawing the proxy.

Vote Required

        All proposals other than election of directors will require the affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy at the Annual Meeting and entitled to vote thereon. Directors are elected by a plurality of votes cast. This means that the director nominees with the most votes are elected, regardless of whether any nominee receives a majority of votes cast.

        With regard to the election of directors, votes may be cast in favor of or withheld from the slate of nominees proposed by the Board of Directors. Votes that are withheld will be excluded entirely from the vote and will have no effect. Broker non-votes and other limited proxies will have no effect on the outcome of the election of directors. Cumulative voting for election of directors is not authorized. The three nominees receiving a "plurality," or the highest number of "for" votes, will be elected.

        With regard to the proposal regarding the advisory vote on the proposal regarding the approval of the NetSpend Holdings, Inc. 2012 Employee Stock Purchase Plan (the "Stock Purchase Plan") and the proposal to ratify KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012, an abstention will have the same effect as a vote against the proposal. However, broker non-votes and other limited proxies will have no effect on the outcome of the vote with respect to such proposals.

Abstentions and Broker Non-Votes

        Abstentions and broker non-votes (shares held by brokers or nominees as to which they have no discretionary power to vote on a particular matter and have received no instructions from the beneficial owners of such shares or persons entitled to vote on the matter) will be counted for the purpose of determining whether a quorum is present. For purposes of determining the outcome of any matter to be voted upon as to which the broker has indicated on the proxy that the broker does not have discretionary authority to vote, these shares will be treated as not present at the Annual Meeting and will not be entitled to vote with respect to that matter, even though those shares are considered to be present at the Annual Meeting for quorum purposes and may be entitled to vote on other matters. Brokers and nominees do not have discretionary authority to vote with respect to the election of directors and the approval of the Stock Purchase Plan. Abstentions, on the other hand, are considered to be present at the Annual Meeting and entitled to vote on the matter from which the stockholder abstained. This means that abstentions are effectively a vote "AGAINST" the proposal under consideration.

        If the enclosed proxy card is properly executed and returned prior to the Annual Meeting, the shares represented thereby will be voted as specified therein. IF A STOCKHOLDER DOES NOT SPECIFY OTHERWISE ON THE RETURNED PROXY CARD, THE SHARES REPRESENTED BY THE STOCKHOLDER'S PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED BELOW UNDER "PROPOSAL 1: ELECTION OF CLASS II DIRECTORS"; FOR PROPOSAL 2: THE APPROVAL OF THE NETSPEND HOLDINGS, INC. 2012 EMPLOYEE STOCK PURCHASE PLAN; AND FOR THE RATIFICATION OF THE SELECTION OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR 2012 AND ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF.

 PROPOSAL 1:
ELECTION OF CLASS II DIRECTORS

        At the Annual Meeting to be held on April 27, 2012, three persons are to be elected to serve on our Board of Directors as class II directors for a term of three years and until their successors are duly elected and qualified. Each of the nominees currently serves as a class II director of the Company and has announced that he is available for election to the Board of Directors at the Annual Meeting. Our nominees for the three class II directorships are:

Alexander R. Castaldi
Thomas A. McCullough
Daniel M. Schley

        For information about each nominee, see "Additional Information About Directors, Nominees for Class II Directorships and Executive Officers" below.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE DIRECTOR NOMINEES LISTED ABOVE.

ADDITIONAL INFORMATION ABOUT DIRECTORS, NOMINEES FOR
CLASS II DIRECTORSHIPS AND EXECUTIVE OFFICERS

        The following table sets forth information regarding the members of and nominees for the Company's Board of Directors, and the Company's executive officers, as of March 14, 2012.

Name	Age	Position
Andrew W. Adams	37	Class I Director
Daniel R. Henry	46	Chief Executive Officer and Class I Director
Stephen A. Vogel	63	Class I Director
Thomas A. McCullough	69	Class II Director
Daniel M. Schley	57	Class II Director
Alexander R. Castaldi	61	Class II Director
Francisco J. Rodriguez	40	Class III Director
Ann Huntress Lamont	55	Class III Director
Charles J. Harris	49	President
George W. Gresham	45	Chief Financial Officer
Steven F. Coleman	53	General Counsel and Secretary
Anh Hatzopoulos	40	Executive Vice President of Online Business Development
James DeVoglaer	51	Executive Vice President of Information Technology
James Jerome	54	Executive Vice President of Card Operations

        Set forth below are descriptions of the principal occupations during at least the past five years of the Company's directors, nominees and executive officers.

        Andrew W. Adams has served as a member of our Board of Directors since January 2010. Mr. Adams joined Oak Investment Partners in October 2003 as a Senior Associate and has served as a General Partner since 2010. Prior to joining Oak, Mr. Adams was a Senior Associate with Capital Resource Partners. Mr. Adams was also a Financial Analyst in the media and communications group of Deutsche Bank. Mr. Adams holds a Bachelor of Arts degree in history from Princeton University.

        Daniel R. Henry has served as our Chief Executive Officer since February 2008 and has also served as a member of our Board of Directors since June 2007. Prior to being appointed as Chief Executive Officer, Mr. Henry briefly served as our President beginning in January 2008. Prior to joining us, Mr. Henry co-founded Euronet Worldwide, Inc., a NASDAQ-listed global provider of electronic payment and transaction processing solutions for financial institutions, retailers, service providers and individual consumers, and, from May 1994 to December 2006, served as its President and Chief Operating Officer. In addition, Mr. Henry served as a director of Euronet Worldwide, Inc. from 1996 to 2006. Mr. Henry earned a B.S. in business administration with majors in finance, economics and real estate from the University of Missouri-Columbia.

        Thomas A. McCullough has served as a member of our Board of Directors since October 2008. From April 1987 to December 2009, Mr. McCullough served as Executive Vice President and Chief Operating Officer of DST Systems, Inc., a major provider of processing services to the financial services and health care industries. Prior to joining DST, Mr. McCullough was President and Chief Executive Officer of Garnac Grain Company, an international grain trading and exporting company. Prior to that, he was a partner with the consulting firm of Arthur Young & Co. Mr. McCullough also serves on the board of directors of Boston Financial Data Services, DST, BlueCross BlueShield of Kansas City, Country Club Bank, PBI Gordon, Inc. and Balance Innovations LLC. Mr. McCullough holds an A.B. in mathematics from Rockhurst University and a Master's degree in economics from the University of Missouri at Kansas City.

        Daniel M. Schley has served as a member of our Board of Directors since June 2004. Since 2003, Mr. Schley has served as Chairman of Foundation Source, Inc., a provider of back-office technology and services for private foundations, and served as CEO of Foundation Source from 2003 through 2009. Mr. Schley also serves as a Co-Founder and Managing Director of Dolphin Capital Group, a private equity firm, where he has served since 2000. Mr. Schley also serves on the board of directors of Winder Farms, Inc., Dynamic Confections, Inc., and the Fairfield, Connecticut chapter of the World Presidents Organization. Mr. Schley holds a Bachelor of Arts degree in economics and political science from Stanford University and a Master of Business Administration degree from Harvard University.

        Alexander R. Castaldi has served as a member of our Board of Directors since January 2009. Since January 2005, Mr. Castaldi has served as a Managing Director of JLL Partners, a private equity investment company. Prior to joining JLL, Mr. Castaldi served as Chief Financial & Administration Officer of Remington Products Company, LLC. Mr. Castaldi also serves on the board of directors of PGT Industries, Inc., Education Affiliates, Inc., J.G. Wentworth, LLC, C.H.I. Overhead Doors, Inc., Medical Card System, Inc., FC Holdings, Inc. and Ross Education, LLC. Mr. Castaldi holds a B.S. from Central Connecticut State University.

        Francisco J. Rodriguez has served as a member of our Board of Directors since July 2008. Mr. Rodriguez is a Managing Director of JLL Partners, which he joined in 1995. Prior to joining JLL, Mr. Rodriguez was a member of the merchant banking group at Donaldson, Lufkin & Jenrette Securities Corporation. Mr. Rodriguez also serves as a director of several companies, including J.G. Wentworth, LLC, Education Affiliates, Inc., FC Holdings, Inc., Ross Education, LLC and The Learning Annex GP, LLC. Mr. Rodriguez holds a B.S. degree from the University of Pennsylvania Wharton School.

        Ann Huntress Lamont has served as a member of our Board of Directors since June 2004. Ms. Lamont has been with Oak Investment Partners, a multi-stage venture capital firm, since 1982, serving as a General Partner from 1986 to 2006 and as a Managing Partner since 2006. Prior to joining Oak, Ms. Lamont served as a research associate with Hambrecht & Quist. Ms. Lamont currently serves on the Stanford University Board of Trustees and on the board of directors of various private companies. Ms. Lamont holds a Bachelor of Arts degree in political science from Stanford University.

        Stephen A. Vogel has served as a member of our Board of Directors since February 2011. Mr. Vogel has served as Chief Executive Officer of Grameen America, Inc., a not-for-profit company focused on providing micro-loans that financially empower low-income entrepreneurs, since November 2008. Prior to that, Mr. Vogel was Chief Executive Officer of Synergy Gas Corp., a propane distribution company. Mr Vogel holds a B.S. degree from Syracuse University.

        Charles J. Harris has served as our President since July 2010. Prior to joining us, from April 2009 to June 2010, Mr. Harris served as the general manager of the payment solutions division of Intuit, Inc., a NASDAQ-listed company that is a leading provider of financial management, tax and online banking solutions for consumers, small and mid-sized businesses, accountants and financial institutions. From September 2005 until April 2009, Mr. Harris served in multiple positions for Electronic Clearing House, Inc., including as President and Chief Executive Officer, President and Chief Operating Officer and as a director. Prior to that, Mr. Harris held a number of leadership roles with Chase Paymentech, including President and Chief Executive Officer of Merchant Link, a wholly owned subsidiary of Chase Paymentech. Mr. Harris holds a B.B.A. in finance from the University of Texas at Austin.

        George W. Gresham has served as our Chief Financial Officer since May 2010. Prior to joining us, from February 2008 to May 2010, Mr. Gresham served as Chief Financial Officer of Global Cash Access, Inc., a NYSE-listed provider of payment processing services to the gaming industry. From May 2002 until October 2007, Mr. Gresham served as Chief Financial Officer, Chief Administrative Officer and Executive Vice President of eFunds Corporation ("eFunds"), a NYSE-listed company that specialized in the development and deployment of payment and payments-related technology. Mr. Gresham holds a B.S. in accountancy from Northern Arizona University and an MBA from the Thunderbird School of Global Management, and is a Certified Public Accountant.

        Steven F. Coleman has served as our Executive Vice President, General Counsel and Secretary since June 2011. From November 2009 to May 2011, Mr. Coleman served as General Counsel for Syncada LLC., a provider of business-to-business payment solutions. From 2000 to 2007, Mr. Coleman served as Executive Vice President, General Counsel and Secretary for eFunds. Mr. Coleman holds a Bachelor of Science, Electrical Engineering degree from the University of Wisconsin-Madison and a J.D. from the University of Minnesota-Twin Cities.

        Anh Hatzopoulos has served as our Executive Vice President of Online Business Development since February 2008. Prior to joining us, from July 2005 to February 2008, Ms. Hatzopoulos served as founder and Chief Executive Officer of Little Grad, Inc., an online rebate-based college savings program. From July 2000 to July 2005, Ms. Hatzopoulos was a senior executive on the core team responsible for building the online business of Wal-Mart Stores, Inc. Ms. Hatzopoulos holds a degree in computer science and business administration from Stanford University and Carnegie Mellon University.

        James DeVoglaer has served as our Executive Vice President of Information Technology since November 2009. From September 2006 to November 2009, Mr. DeVoglaer served as our Vice President of Information Technology. Prior to joining us, from January 2004 to September 2006, Mr. DeVoglaer served as co-founder of KAIAN Business Solutions, an IT infrastructure integrator and operational process solutions provider. Prior to that, Mr. DeVoglaer served as Vice President, Information Technology for Accent Health, a health education television network, and as General Manager and Director of Technology for Convergent Communications Services, Inc., a leading provider of Enterprise Network Carrier (ENC) services. Mr. DeVoglaer holds a B.S. in computer studies from University of Maryland, University College.

        James Jerome has served as our Executive Vice President of Card Operations since November 2009. Prior to being appointed as Executive Vice President, Mr. Jerome served as a Senior Vice President from August 2008 to November 2009 and a Vice President from April 2008 to August 2008. Prior to joining us, from October 1999 to March 2008, Mr. Jerome served in various capacities with Euronet Worldwide, Inc., including as an Executive Vice President and Managing Director of its software division. Also, Mr. Jerome served in various capacities with the Electronic Banking Services division of BISYS, Inc. Mr. Jerome holds a degree in business administration from the State University of New York.

 CORPORATE GOVERNANCE

Board Composition

        We currently have eight directors, each of whom will hold office until his or her successor has been elected and qualified or, if earlier, his or her death, resignation or removal.

        Our Board of Directors is divided into three classes, with members of each class serving for staggered three-year terms. Our Board of Directors consists of the following:

  •
  three class I directors (Messrs. Adams, Henry and Vogel), whose terms will expire at the Annual Meeting of Stockholders in 2013;

  •
  three class II directors (Messrs. Castaldi, McCullough and Schley), whose terms will expire, and who have been nominated by our Board of Directors for re-election, at the Annual Meeting ; and

  •
  two class III directors (Ms. Lamont and Mr. Rodriguez), whose terms will expire at the Annual Meeting of Stockholders in 2013.

        Upon the expiration of the term of a class of directors, directors for that class will be elected for three-year terms at the Annual Meeting of Stockholders in the year in which such term expires. In addition, the authorized number of directors may be changed by resolution duly adopted by at least a majority of our entire Board of Directors. Any increase or decrease in the number of directors will be distributed among the three classes so that, to the extent possible, each class will consist of one-third of the directors. Our classified Board of Directors could have the effect of making it more difficult for a third party to acquire control of us. We do not currently have a Chairman of the Board of Directors.

Nomination Process, Director Candidate Selection and Qualifications

        The Nominating and Corporate Governance Committee (the "Nominating Committee") is responsible for identifying, screening and recommending director candidates to the Board of Directors for nomination by the Board of Directors. The Nominating Committee may consider director candidates from numerous sources, including stockholders, directors and officers. The Board of Directors is responsible for nominating directors for election by the stockholders and filling any vacancies on the Board of Directors that may occur.

Qualifications and Diversity

        The Board of Directors does not have a formal policy with respect to diversity on the Board of Directors and does not narrowly define diversity to gender and race. We look at the breadth of experience, background and viewpoints of each candidate. In its assessment of each candidate, the Nominating Committee considers, among other things, the business judgment of the nominee as demonstrated by operational business experience, the nominee's familiarity with the perspectives of underbanked U.S. consumers of diverse race, religion, national origin and economic status, the number of boards of directors on which that the nominee has served or currently serves and the nominee's availability to devote the time and other requirements of attentive participation in the Board of Directors' deliberations and applicable committee assignments, whether such person would be independent, and the integrity, honesty and reputation of each candidate.

Nomination Process

        If a candidate is recommended by the Nominating Committee, he or she may then be interviewed by other current members of the Board of Directors. If appropriate, a candidate may also be interviewed by other members of the Company's executive management. The full Board of Directors will approve all final nominations after considering the recommendations of the Nominating Committee.

        With regard to the incumbent directors whose terms are set to expire, the Nominating Committee reviewed each director's expertise, qualifications, attributes and skills, his or her overall service during the director's term, including the number of meetings attended, his or her level of participation, the quality of his or her performance and whether he or she meets the independence standards set forth under applicable laws, regulations and the Nasdaq Stock Market LLC ("NASDAQ") listing standards. Each nominee for re-election as a director must consent to stand for re-election and all of the incumbent directors nominated for election at the 2012 Annual Meeting have agreed to stand for re-election.

Stockholder Nomination Procedures

        In accordance with Section 3.5 of our Bylaws, stockholders who wish to have their nominees considered by the Nominating Committee for election to the Board of Directors must submit such nomination to our Secretary for receipt not less than 90 days and not more than 120 days prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders. Pursuant to our Bylaws, the notice of nomination is required to contain certain information about both the nominee and the stockholder making the nomination, including information sufficient to allow the independent directors to determine if the candidate meets the criteria for Board of Directors membership. We may also require that the proposed nominee furnish additional information in order to determine that person's eligibility to serve as a director. Candidates recommended by stockholders will be evaluated on the same basis as candidates recommended by our directors, executive officers, third-party search firms or other sources. A nomination that does not comply with the above procedure will be disregarded. Stockholders should submit their nominations in writing to the Chairman, Nominating and Corporate Governance Committee, in care of the Secretary, NetSpend Holdings, Inc., 701 Brazos Street, Suite 1300, Austin, Texas 78701.

Director Qualifications

        Each member of the Board of Directors of the Company, including the nominees for election this year, brings a wide variety of expertise, qualifications, attributes and skills to the Board of Directors. Set forth below are the specific expertise, qualifications, attributes and skills that each member of our Board of Directors, including the current nominees standing for re-election at the Annual Meeting, brings to our Board of Directors which have led the Board of Directors to conclude that such member should serve on our Board of Directors.

        Andrew W. Adams has served on our Board of Directors since January 2010. Mr. Adams is a representative of our largest shareholder, Oak Investment Partners. Mr. Adams brings considerable expertise, qualifications, attributes and skills in the private equity, finance, technology, and corporate governance areas. He represents the unique perspective of our largest stockholder on matters considered by the Board of Directors. His work with Oak Investment Partners has given Mr. Adams experience in providing financial and strategic advice to other portfolio companies and a significant network of contacts that are valuable to the Company.

        Daniel R. Henry has served as our Chief Executive Officer since February 2008 and a member of the Board of Directors since June 2007. As our Chief Executive Officer, Mr. Henry brings a unique familiarity with the Company's day-to-day operations to his role as a member of the Board of Directors. Mr. Henry also has significant experience in the payments industry, having co-founded Euronet Worldwide, Inc., a NASDAQ-listed global provider of electronic payment and transaction processing solutions for financial institutions, retailers, service providers and individual consumers.

Through his prior work with Euronet and his service as our Chief Executive Officer, Mr. Henry has developed an extensive network of contacts throughout the payments industry.

        Stephen A. Vogel has served on our Board of Directors since February 2011. Mr. Vogel was added to the Board of Directors primarily for his experience with the underbanked segment of the financial services market. Mr. Vogel currently serves as Chief Executive Officer of Grameen America, Inc., a not-for-profit company focused on providing micro-loans that financially empower lower-income entrepreneurs. His role with Grameen has given him unique insight into the traits, characteristics and desires of underbanked consumers. He also brings to the Company a strong background in finance and operating matters developed throughout his career, including at Grameen.

        Thomas A. McCullough has served on our Board of Directors since October 2008. Mr. McCullough has significant experience in the financial services industry, most recently as Executive Vice President and Chief Operating Officer of DST Systems, Inc., a major provider of processing services to the financial services and health care industries, and extensive experience as an executive responsible for the active supervision of principal financial officers and other senior executive roles, as both a Chief Executive Officer and Chief Operating Officer. Mr. McCullough also brings a strong background in corporate governance to our Board of Directors. Mr. McCullough's corporate governance experience has been developed over many years of service on a number of corporate boards of directors, including Boston Financial Data Services, DST Systems, BlueCross BlueShield of Kansas City, Country Club Bank, PBI Gordon, Inc. and Balance Innovations LLC.

        Daniel M. Schley has served on our Board of Directors since June 2004. Mr. Schley has a strong operational and finance background, which includes a six-year term as Chief Executive Officer of Foundation Source, Inc., a provider of back-office technology and services for private foundations, a decade as a private investor at Dolphin Capital, and a variety of successful entrepreneurial endeavors prior to that. Mr. Schley brings a unique independent perspective and strong belief in financial discipline to our Board of Directors.

        Alexander R. Castaldi has served as a member of our Board of Directors since January 2009. Mr. Castaldi, who is a Managing Director of JLL Partners, joined our Board of Directors following our acquisition of Skylight Holdings. Mr. Castaldi has significant experience with financial and operational matters, from his service as a Chief Financial Officer and his oversight of investments by JLL Partners in financial services and other businesses. Mr. Castaldi represents the unique perspective of our second largest stockholder, JLL Partners. Mr. Castaldi brings a strong background in corporate governance through his membership on a diverse set of boards of directors, including PGT Industries, Inc., Education Affiliates, Inc., J.G. Wentworth, LLC, C.H.I. Overhead Doors, Inc., Medical Card System, Inc., FC Holdings, Inc and Ross Education, LLC.

        Francisco J. Rodriguez has served as a member of our Board of Directors since July 2008. Mr. Rodriguez also joined our Board of Directors following our acquisition of Skylight Holdings. Mr. Rodriguez has managed multiple investments in portfolio companies by JLL Partners, which he joined in 1995. Mr. Rodriguez brings a depth of experience, insight and analytical skills to our Board of Directors from his years of experience as an institutional investor in a variety of industries, including banking, financial services and payments. Mr. Rodriguez also has strong relationships with financing sources and many of our largest institutional stockholders and provides valuable strategic guidance to the Company.

        Ann Huntress Lamont has served as a member of our Board of Directors since June 2004. Along with Mr. Schley, Ms. Lamont is the longest tenured director on our Board of Directors and she brings a unique historical perspective on the Company and its growth over the years. Ms. Lamont has overseen numerous investments by our largest stockholder, Oak Investment Partners, over the course of her almost three decades of service to Oak. Ms. Lamont brings a depth of experience and judgment to our Board of Directors, stemming from her work in venture capital since 1984 in a wide array of high-growth businesses, including many in the financial services, payments and technology industries. She is widely respected in the investment community and provides valuable strategic guidance to the Company.

Independent Directors

        Ms. Lamont and Messrs. McCullough, Schley, Adams and Vogel have been determined by the Board of Directors to qualify as "independent" in accordance with the published listing requirements of NASDAQ. The NASDAQ independence definition includes a series of objective tests, such as a requirement that the director not be an employee of the Company and not have engaged in various types of business dealings with the Company. In addition, as further required by the relevant NASDAQ rules, our Board of Directors has made a subjective determination as to each independent director that no relationships exist that, in the opinion of the Board of Directors, would interfere with their ability to effectively exercise independent judgment in carrying out their responsibilities as a director.

        In addition, each member of the Audit Committee of our Board of Directors (Messrs. Andrews, McCullough and Vogel) qualifies as "independent" under special standards established by the Securities and Exchange Commission ("SEC") and NASDAQ for members of audit committees. The Audit Committee includes at least one member (Mr. McCullough that our Board of Directors has determined meets the qualifications of an "audit committee financial expert" in accordance with the applicable SEC rules. Mr. McCullough was determined to be an audit committee financial expert based on the Board of Directors' qualitative assessment of Mr. McCullough's level of knowledge, experience (as described above in his biographical statement) and formal education. The designation does not impose on Mr. McCullough any duties, obligations or liabilities that are greater than those generally imposed on him as a member of the Audit Committee and the Board of Directors and McCullough's designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liabilities of any other member of the Audit Committee or the Board of Directors.

Meetings and Committees of Directors

        During the fiscal year ended December 31, 2011, the Board of Directors held eight meetings (including regularly scheduled and special meetings). During 2011, average attendance by incumbent directors was 92% at full Board of Directors meetings and no director attended fewer than 75% of these meetings. During 2011, average attendance by incumbent directors was 97% at applicable committee meetings and no incumbent committee member attended fewer than 75% of these meetings.

        Our Board of Directors has established an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee, each of which operates pursuant to a charter adopted by our Board of Directors.

Audit Committee

        The Audit Committee is a standing committee of the Board of Directors and currently consists of Messrs. McCullough, Adams and Vogel. Messrs. McCullough, Adams and Vogel are non-employee directors and "independent." Mr. Castaldi, as required by the applicable NASDAQ rules, resigned from the Audit Committee prior to the one year anniversary date of our initial public offering (October 22, 2011). Mr. McCullough serves as the chairman of the Audit Committee. The functions of the Audit Committee include appointing, approving the compensation of and assessing the independence of our independent registered public accounting firm; pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm; reviewing the overall audit plan with the independent registered public accounting firm and members of management responsible for preparing our financial statements; reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us; coordinating the oversight and reviewing the adequacy of our internal control over financial reporting; establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns; recommending, based upon the Audit Committee's review and discussions with management and the independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 10-K; preparing the Audit Committee report required by SEC rules to be included in our annual proxy statement; reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and reviewing quarterly earnings releases and scripts. The Audit Committee held seven meetings during the fiscal year ended December 31, 2011.

        The Audit Committee operates under a written charter adopted by the Board of Directors that is annually reviewed and approved by the Audit Committee. The charter is posted on our website at http://www.netspend.com in the "Corporate Governance" area of the "Investor Relations" section. The Report of the Audit Committee for fiscal year 2011 is included in this Proxy Statement on page 50.

Compensation Committee

        The Compensation Committee is a standing committee of the Board of Directors and currently consists of Ms. Lamont and Messrs. McCullough and Schley. Ms. Lamont and Messrs. McCullough and Schley are non-employee directors and "independent". In accordance with the applicable NASDAQ rules, Mr. Rodriguez resigned from the Compensation Committee prior to the one year anniversary date of our initial public offering. Mr. Schley serves as the chairman of the Compensation Committee. The Compensation Committee's responsibilities include: annually reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer; evaluating the performance of our Chief Executive Officer in light of such corporate goals and objectives and determining the compensation of our Chief Executive Officer; reviewing and approving the compensation of our other executive officers; reviewing and establishing our overall management compensation, philosophy and policy; overseeing and administering our compensation, welfare, benefit and pension and similar plans; reviewing and approving our policies and procedures for the grant of equity-based awards; reviewing and making recommendations to the Board of Directors with respect to non-employee director compensation; and reviewing and discussing with management the compensation discussion and analysis to be included in our annual proxy statement or Annual Report on Form 10-K. The Compensation Committee held one meeting during the fiscal year ended December 31, 2011.

        The Compensation Committee currently operates under a written charter adopted and approved by the Board of Directors that is annually reviewed and approved by the Compensation Committee. The charter is posted on our website at http://www.netspend.com in the "Corporate Governance" area of the "Investor Relations" section. The Report of the Compensation Committee for fiscal year 2011 is included in this Proxy Statement on page 39.

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee is a standing committee of the Board of Directors and currently consists of Messrs. McCullough, Vogel and Schley, all of whom are non-employee directors and "independent". Mr. Vogel serves as the chairman of the Nominating Committee. The Nominating Committee's responsibilities include searching for, identifying, evaluating the qualifications of and recommending to the Board of Directors qualified director candidates, including nominees recommended by stockholders; recommending committee assignments in accordance with the membership requirements specified in the charter of each committee; developing and recommending to the Board of Directors standards and processes for determining the independence of directors that meet the rules and requirements of NASDAQ and applicable laws and regulations; developing and recommending to the Board of Directors a code of business conduct and ethics and a set of corporate governance guidelines; developing a mechanism by which violations of the code of business conduct and ethics can be reported in a confidential manner; and overseeing the evaluation of the Board of Directors and management. The Nominating Committee held one meeting during the fiscal year ended December 31, 2011.

        The Nominating Committee currently operates under a written charter adopted and approved by the Board of Directors that is annually reviewed and approved by the Nominating Committee. The charter is posted on our website at http://www.netspend.com in the "Corporate Governance" area of the "Investor Relations" section.

Compensation Committee Interlocks and Insider Participation

        No member of our Compensation Committee serves as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee. No member of our Compensation Committee has ever been an officer or employee of the Company. There are no family relationships among any of our directors or executive officers.

Code of Business Conduct and Ethics

        We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. Our code of business conduct and ethics is available on our website at http://www.netspend.com, under the "Investor Relations" section. We intend to disclose any amendments to the code, or any waivers of its requirements, on our website.

Board Leadership Structure and Board of Directors' Role in Risk Oversight

        NetSpend does not currently have a Chairman of the Board, and, therefore, has not implemented a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board. NetSpend has, however, designated Mr. Schley as lead independent director. In his capacity as lead independent director, Mr. Schley (a) presides at all meetings of the Board of Directors, including executive sessions of the independent directors; (b) serves as a liaison between the Chief Executive Officer and the independent directors; (c) provides advice regarding information sent to the Board of Directors; (d) approves meeting schedules to assure that there is sufficient time for discussion of all agenda items; and (e) if requested by major stockholders, ensures that he is available for consultation and direct communications. The Board of Directors thinks this leadership structure effectively serves the best interests of NetSpend and its stockholders because it provides our Company with strong, balanced and consistent leadership.

        The Board of Directors is generally responsible for risk oversight. Management has implemented internal processes to identify and evaluate the risks inherent in the Company's business and to assess the Company's efforts to mitigate those risks. Management reports either to the Audit Committee or the entire Board of Directors, depending on the type of risk involved, regarding risks and the mitigation strategies planned or in place to address such risks.

Accounting and Auditing Concerns

        The Audit Committee has established procedures to receive, retain and treat complaints regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. We also maintain a confidential hotline by which employees can communicate concerns or complaints regarding these matters.

Stockholder Communication with the Board of Directors

        Stockholders may communicate with the Board of Directors by submitting their communications in writing, addressed to the entire Board of Directors or, at the election of the stockholder, to one or more specific directors, in care of the Secretary, NetSpend Holdings, Inc., 701 Brazos Street, Suite 1300, Austin, Texas 78701.

TRANSACTIONS WITH RELATED PERSONS

        Transactions with related persons are reviewed, approved or ratified by our Audit Committee, in accordance with our Audit Committee charter.

        Our code of business conduct and ethics provides that directors, officers, and employees must avoid situations that involve, or could appear to involve, "conflicts of interest" with regard to the Company's interests. Exceptions may only be made after review of fully disclosed information and approval of specific or general categories by senior management (in the case of employees) or the Board of Directors (in the case of officers or directors). Any employee, officer or director who becomes aware of a conflict or potential conflict of interest should bring the matter to the attention of a supervisor or other appropriate personnel.

        Each year we require all our directors, nominees for director and executive officers to complete and sign a questionnaire in connection with the solicitation of proxies for use at our annual meeting of stockholders. The purpose of the questionnaire is to obtain information, including information regarding transactions with related persons, for inclusion in our Proxy Statement or Annual Report on Form 10-K to be filed with the SEC.

        In addition, we annually review SEC filings made by beneficial owners of more than five percent of any class of our voting securities to determine whether information relating to transactions with such persons needs to be included in our Proxy Statement or Annual Report on Form 10-K to be filed with the SEC.

        Based on these reviews, our Board of Directors has determined that the transactions described below are the only transactions during the fiscal year ended December 31, 2011 with related persons which would require disclosure under Item 404 of Regulation S-K. All of the transactions set forth below were approved or ratified by a majority of our Board of Directors or by our Audit Committee.

ACE

        The JLL Funds (as hereinafter defined) own approximately 97% of ACE, the Company's largest distributor. The JLL Funds beneficially owned more than five percent of the Company's outstanding common stock as of December 31, 2011. The Company incurred expenses from transactions with ACE of $40.5 million, $31.0 million and $23.0 million for the years ended December 31, 2011, 2010 and 2009, respectively. Although revenues generated from cardholders acquired at ACE locations represented more than one-third of the Company's revenues, the portion of those revenues earned from transactions directly with ACE were $4.8 million, $4.4 million and $2.9 million for the years ended December 31, 2011, 2010 and 2009, respectively. As of December 31, 2011 and December 31, 2010, $3.2 million and $2.8 million, respectively, was payable to ACE.

Sutherland

        Oak Investment Partners X, LP and Oak X Affiliates Fund LP (collectively "Oak") own in excess of 10% of Sutherland Global Services, Inc. ("Sutherland"), one of the Company's external customer service providers. Oak beneficially owned more than five percent of the Company's outstanding common stock as of December 31 2011. The Company incurred expenses from transactions with Sutherland of $8.6 million, $7.4 million and $5.9 million, for the years ended December 31, 2011, 2010 and 2009, respectively. As of both December 31, 2011 and 2010, $0.6 million was payable to Sutherland.

Vesta

        Oak owns in excess of 10% of Vesta Corporation ("Vesta"), which provides reload services to the Company's cardholders. The Company earned revenues from transactions with Vesta of $0.6 million and $0.2 million during the years ended December 31, 2011 and 2010, respectively. Additionally, the Company incurred expenses from transactions with Vesta of $0.6 million and $0.2 million during the years ended December 31, 2011 and 2010, respectively. The Company earned no revenues and incurred no expenses from transactions with Vesta during the year ended December 31, 2009.

Birardi

        During the year ended December 31, 2011, the Company incurred expenses of $0.1 million for charges related to the use by the Company's CEO of an airplane owned by Birardi Investments, LLC ("Birardi"). During each of the years ended December 31, 2010 and 2009, the Company incurred expenses of $0.2 million for charges related to these services. Birardi is an airplane leasing company that is owned by the CEO.

Henry CJ1 LLC

        The Company incurred expenses of $0.1 million during the year ended December 31, 2011 for charges related to the use by the Company's CEO of an airplane owned by Henry CJ1, LLC ("Henry CJ1"). Henry CJ1 is an airplane leasing company that is owned by the CEO. The Company incurred no such expenses during the years ended December 31, 2010 or 2009.

COMPENSATION DISCUSSION AND ANALYSIS

        We provide what we believe is a competitive total compensation package to our executive management team through a combination of base salary, annual cash bonus awards, a long-term equity incentive compensation plan and broad-based benefits programs.

        We place significant emphasis on pay for performance-based incentive compensation programs, which make payments when certain Company goals are achieved. This Compensation Discussion and Analysis explains our compensation philosophy, policies and practices, with respect to our Chief Executive Officer, Chief Financial Officer and our other three most highly-compensated executive officers, collectively referred to as the "named executive officers".

The Objectives of our Executive Compensation Program

        Our Compensation Committee is responsible for establishing and administering our policies governing the compensation of our executive officers. Our executive officers are elected by our Board of Directors. The Compensation Committee is composed entirely of non-employee directors. See "Corporate Governance—Meetings and Committees of Directors—Compensation Committee." Our executive compensation programs are designed to achieve the following objectives:

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  Attract and retain talented and experienced executives in the highly competitive and dynamic payments industry;

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  Motivate and reward executives whose knowledge, skills and performance are critical to our success;

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  Align the interests of our executive officers and stockholders by motivating executive officers to increase stockholder value and rewarding executive officers when stockholder value increases;

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  Provide a competitive compensation package which is weighted heavily towards pay for performance, and in which total compensation is primarily determined by Company and individual results and the creation of stockholder value;

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  Ensure fairness among the executive management team by recognizing the contributions each executive makes to our success;

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  Foster a shared commitment among executives by coordinating the Company's goals with the executives' individual goals; and

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  Compensate our executives to manage our business to meet our long-range objectives.

Our Compensation Practices

        The Compensation Committee meets outside the presence of all of our executive officers, including the named executive officers, to consider appropriate compensation for our Chief Executive Officer, or CEO. For all other named executive officers, the Compensation Committee typically meets outside the presence of all executive officers except our CEO and our corporate secretary. Mr. Henry, our CEO, annually reviews each other named executive officer's performance with the Compensation Committee and makes recommendations to the Compensation Committee with respect to the appropriate base salary, annual cash bonus and the grants of long-term equity incentive awards for all executive officers, excluding himself. Based in part on these recommendations from our CEO and other considerations discussed below, the Compensation Committee approves the annual compensation package of our executive officers other than our CEO. The Compensation Committee also annually analyzes our CEO's performance and determines his base salary, annual cash bonus and long-term equity incentive awards based on its assessment of his performance. The annual performance reviews of our executive officers are considered by the Compensation Committee when making decisions on setting base salary, cash bonus award and grants of long-term equity incentive awards. When making decisions on setting base salary, cash bonus award and initial grants of long-term equity incentive awards for new executive officers, the Compensation Committee considers the importance of the position to us, the past salary history of the executive officer and the contributions to be made by the executive officer to us.

        We use the following principles to guide our decisions regarding executive compensation:

Provide compensation opportunities that are competitive in the marketplace.

        To attract and retain executives with the ability and the experience necessary to lead us and deliver strong performance to our stockholders, we strive to provide a total compensation package that is competitive with or superior to total compensation provided by other private and public companies in our industry.

        Although we do not specifically benchmark our compensation levels against a defined peer group, we do consider competitive market pay data important to our compensation decisions. We gather competitive market compensation information from a number of sources:

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  Data in proxy statements and other filings from public financial services companies that we believe are comparable to us based on revenue and market capitalization; and

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  Surveys of comparably sized public and private companies.

        We utilize this data in assessing the competitiveness of our compensation packages. Our goal is to ensure that our executives are compensated at levels commensurate with or, for our higher-performing executives, superior to what they could achieve at other similarly situated companies in our industry. For each executive officer, we consider competitive compensation data in concert with:

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  Our business need for the executive officer's skills;

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  The contributions that the executive officer has made or we believe will make to our success;

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  The transferability of the executive officer's managerial skills to other potential employers;

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  The relevance of the executive officer's experience to other potential employers, particularly in the payments industry; and

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  The readiness of the executive officer to assume a more significant role with another potential employer.

Require performance goals to be achieved in order for the majority of the target pay levels to be earned.

        Our executive compensation program emphasizes pay for performance. Performance is measured based on achievement of Company performance goals established by our Board of Directors that are related to the annual business plan approved by our Board each year. The goals for our Company and individual measures are established so that target attainment is not assured. The attainment of payment for performance at target or above requires strong Company performance and significant effort on the part of our executives.

Offer the same comprehensive benefits package to all full-time employees.

        We provide a competitive benefits package to all full-time employees that includes health and welfare benefits, such as medical, dental, vision care, disability insurance, life insurance benefits, and a 401(k) savings plan. We are also seeking to implement an employee stock purchase plan. We have no structured executive perquisite benefits (e.g., club memberships or company vehicles) for any executive officer, including the named executive officers.

Provide fair and equitable compensation.

        We provide a total compensation program that we believe will be perceived by both our executive officers and our stockholders as fair and equitable. In addition to conducting analyses of market pay levels and considering individual circumstances related to each executive officer, we also consider the pay of each executive officer relative to each other executive officer and relative to other members of our management team. We have designed the total compensation programs to be consistent for our executive management team.

Compensation Consultant

        In late 2010, the Compensation Committee retained Deloitte Consulting LLP ("Deloitte") as its independent compensation consultant to conduct a supplemental compensation review, to benchmark officer compensation against a peer group and to provide guidance to the Compensation Committee on its compensation practices, particularly long-term incentive compensation, for the named executive officers and other employees. Deloitte billed the Company for an aggregate of $100,698 in consulting fees during the fiscal year ended December 31, 2011.

   Components of our Executive Compensation Programs

        Overall, our executive compensation programs are designed to be consistent with the objectives and principles set forth above. The basic elements of our executive compensation programs are summarized in the table below, followed by a more detailed discussion of each compensation program.

Element	Characteristics	Purpose
Base salary	Fixed annual cash compensation; all executives are eligible for periodic increases in base salary based on performance.	Keep our annual compensation competitive with the market for skills and experience necessary to meet the requirements of the executive's role with us.
Annual cash bonus awards	Performance-based annual cash incentive earned based on Company performance against target performance levels.

Motivate and reward for the achievement and over-performance of our critical financial and strategic goals. Amounts earned for achievement of target performance levels based on our annual budget are designed to provide a market-competitive pay package; potential for greater amounts are intended to motivate participants to achieve or exceed our financial performance goals and not to reward if performance goals are not met.

Long-term equity incentive plan awards (stock options and restricted stock)	Equity-based awards which increase in value to the extent our Common Stock price increases over time.

Align interest of management with stockholders; motivate management to increase the stockholder value of the Company over the long term. Vesting based on continued employment will facilitate retention; vesting based on performance metrics further aligns interest of management with stockholders; provides change in control protection for management.

Element	Characteristics	Purpose
Retirement savings opportunities	Tax-deferred plan in which all employees can choose to defer compensation for retirement and a plan in which certain executives can choose to defer compensation on a basis that is not tax-qualified.	Provide employees the opportunity to save for their retirement. Account balances are affected by contributions and investment decisions made by the employee.
Health & welfare benefits	Comparable health & welfare benefits (medical, dental, vision, disability insurance and life insurance) are available for all full-time employees.	Provides benefits to meet the health and welfare needs of employees and their families.

        All pay elements are cash-based except for the long-term equity incentive program, which is equity-based. We consider market pay practices and practices of peer companies in determining the amounts to be paid, what components should be paid in cash versus equity and how much of a named executive officer's compensation should be short-term versus long-term.

        In general, compensation or amounts realized by executives from prior compensation from us, such as gains from previously awarded stock options or options awards, are not taken into account in setting other elements of compensation, such as base pay, annual cash bonus awards or awards of stock options or restricted shares under our long-term equity incentive program. With respect to our CEO, we do take into account the significant option grants he received in 2008 when he became our CEO and we have not increased his base salary or made material equity grants to him in the last several years. With respect to new executive officers, we take into account their prior base salary and annual cash incentive, as well as the contribution expected to be made by the new executive officer, the business needs and the role of the executive officer with us. We believe that our executive officers should be fairly compensated each year relative to market pay levels and internal equity among executive officers. Moreover, we believe that our long-term incentive compensation program furthers our significant emphasis on pay for performance compensation.

        To attract and retain executives with the ability and the experience necessary to lead us and deliver strong performance to our stockholders, we provide a competitive total compensation package. Total compensation is broken into three main categories:

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  base salary;

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  performance-based annual cash bonus awards; and

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  long-term incentive equity-based awards.

Base Salary

        We review on an annual basis salary ranges and individual salaries for our executive officers. We establish the base salary for each executive officer based on a review of market pay levels as well as internal factors, such as the individual's performance and experience, and the pay of others on the executive team. We believe competitive base salary is necessary to attract and retain an executive management team with the appropriate abilities and experience required to lead us. Generally, we generally aim to target the base salaries of our officers at the 50th percentile of the amounts indicated by the competitive market data for similarly situated persons, although the base salaries for our named executive officers trend somewhat higher as a result of negotiations undertaken when they join the

Company. In 2011, base salaries accounted for approximately 14-38% of the total compensation of our named executive officers.

        The base salaries paid to our named executive officers are set forth below in the Summary Compensation Table. We believe that the base salaries paid to our executive officers during 2011 achieves our executive compensation objectives, compares favorably to the base salaries paid by other financial services companies and is consistent with our emphasis on pay for performance.

Cash Incentive Awards

        On an annual basis, the Compensation Committee adopts an executive bonus program. The executive bonus program provides a financial incentive to our executive officers and other senior employees to drive long-term growth and recurring profitability for the Company. In order to be eligible for a bonus award under the plan, each eligible employee must have received a minimum individual performance rating by his or her direct supervisor (or, in the case of the Chief Executive Officer, by the Board of Directors) and must be employed by the Company at the time the annual bonuses are paid. If the executive's employment began after January 1 of the current plan year his or her potential bonus will generally be prorated over a 12-month period of time.

        Under our annual executive bonus program, each executive is assigned a target bonus level expressed as a percentage of base salary. For 2011, the target bonus levels for our executives ranged from 100% for our CEO to 15% for our director-level executives. The target bonus levels in 2011 for our named executive officers were as follows:

Officer	Target Bonus
Chief Executive Officer	100% of Base Salary
Chief Financial Officer	70% of Base Salary
President	70% of Base Salary
Executive Vice President of Online Business Development	70% of Base Salary
Executive Vice President, General Counsel and Secretary	50% of Base Salary

        Generally, our goal is to establish bonus opportunities for the executives that direct their total cash compensation to between the median and 75th percentile of cash compensation seen in the competitive market data.

        Payout of the target level bonus is conditioned upon the Company achieving the corporate performance objectives set for each annual period. During 2011, we used only one financial performance metric, earnings per fully-diluted share, adjusted to remove tax-effected amortization expense, stock-based compensation and non-recurring gains and losses, or Adjusted EPS, to determine whether our executives are entitled to their target bonus (we reconcile "adjusted net income" to the net income we calculate in accordance with generally accepted accounting principles in the Selected Financial Data that appears in the Annual Report on Form 10-K that we file with the Securities and Exchange Commission). We chose Adjusted EPS as the single performance metric because we believe it appropriately emphasizes creating long-term stockholder value through both top line revenue growth as well as profitability. We believe that basing payment of the bonuses on Adjusted EPS targets creates incentives for the executive officers to grow the Company's customers and revenue while at the same time ensuring that the Company maintains strict cost control and the Company's growth is profitable. Under the executive bonus program, the Compensation Committee has the power to determine Adjusted EPS in its sole discretion and make adjustments up or down to reflect restructurings, extraordinary or non-recurring items, discontinued operations, the cumulative effects of accounting changes and such other factors as the Committee may deem relevant. Adjusted EPS is calculated after giving effect to the earnings expense associated with the annual bonus payments.

        In addition to setting a target Adjusted EPS at which the executives will receive their target bonus payouts, the Compensation Committee also sets a minimum Adjusted EPS threshold, below which the executives will receive no payout, and a maximum Adjusted EPS target, at or above which the executives may receive more than their target bonuses. Depending upon whether the Company falls short of, meets or exceeds the target Adjusted EPS under the executive bonus program, executives can earn more or less than their target bonus amounts. For 2011, target Adjusted EPS was $0.50 and the potential bonus payouts under various scenarios were as follows:

Adjusted EPS Performance	Adjusted EPS Target	Cash Bonus Payout
Below Threshold	Less than $0.45	No payout
Between Threshold and Target	$0.45 - $0.49	Pro-rated starting at 50% of Target
At Target	$0.50	100% of target bonus
At or above Target	$0.51 - $0.55	Pro-rated starting at 100% of Target, capped at 150% of Target

        Annual cash incentive awards are determined at year-end based upon our performance against the annual Adjusted EPS target. Our Compensation Committee reviews and recommends the final bonus payout amounts. Our Compensation Committee and our Board of Directors make bonus payouts at levels higher or lower than the amounts derived through the application of the formula described above and may modify or terminate the annual bonus program at any time.

        For 2011, our Adjusted EPS was $0.47, resulting in a suggested payout percentage of 70% of target. The Compensation Committee did not make any upward or downward adjustment to this amount. The cash bonuses paid to our named executive officers are set forth below in the Summary Compensation Table. See "—Summary of Compensation." We believe that the cash bonuses paid to our executive officers during 2011 achieved our basic executive compensation objectives and were consistent with our emphasis on pay for performance.

Long-term Equity Incentive Compensation

        We award long-term equity incentive grants to executive officers, including the named executive officers, as part of our total compensation package. These awards are consistent with our pay for performance principles and are intended to align the interests of the executive officers with the interests of our stockholders. The Compensation Committee reviews the amount of each award to be granted to each named executive officer and the Board of Directors approved each award made to the executive officers in 2011. Long-term equity incentive awards are made pursuant to our 2004 Plan.

        Our long-term equity incentive compensation has historically been primarily in the form of options to acquire our Common Stock (with awards of restricted stock also being used in some instances). The value of the stock options awarded is dependent upon the performance of our Common Stock. The Compensation Committee and management believe that, given the Company's stage of development, stock options are the appropriate primary vehicle to provide long-term incentive compensation to our executive officers. Other types of long-term equity incentive awards may be considered in the future as a market for our Common Stock develops and our business strategy evolves.

        Our long-term equity incentive grants to executive officers generally fall into four categories: standard time-based option awards, performance-based option awards, event-based option awards and restricted stock awards.

  •
  Time-based stock option awards are earned on the basis of continued service to us and generally vest over four years, with one fourth vesting one year after the vesting measurement date

    (typically the grant date) and one fourth vesting on each of the next three anniversary dates of the vesting measurement date.

  •
  Performance-based stock option awards are earned on the basis of two conditions: a performance-based vesting condition and, to the extent the performance-based condition is met, a time-based vesting condition in which one fourth vests each year following the date of grant if the executive remains continuously employed through the applicable vesting date. The performance-based vesting condition is generally achieved upon one of the following events: a change in control (as defined in the 2004 Plan) prior to a certain date; a change in control where certain equity value targets are met; the achievement of certain equity value targets; or achievement of a certain level of Adjusted EBITDA. In the event a performance hurdle has not occurred on or prior to the sixth anniversary of the vesting measurement date, all or a portion of the option becomes vested on the sixth anniversary of the vesting measurement date subject to continued employment through such date.

  •
  Event-based stock option awards are earned in two tranches: 67% of the option award vests in equal annual installments on each of the first four anniversaries of the vesting measurement date and 33% of the option award vests upon the earlier of a change in control of the Company or the second anniversary of the closing of an initial public offering (the Company's initial public offering closed on October 22, 2010), in each case subject to continued employment through the applicable vesting date.

  •
  Restricted stock awards are issued to the participant on the date of grant, subject to forfeiture if the participant's employment does not continue through the applicable vesting date. Historically, restricted stock awards generally vested upon the earliest to occur of: the third anniversary of the date of grant; the participant's termination by the Company without cause (provided that vesting in this scenario is prorated based on the number of days from the grant date through the date of termination); the date that is six months following an initial public offering (the Company's initial public offering closed on October 22, 2010); and a change in control (as defined in the 2004 Plan).

See "—Employment Agreements, Severance Benefits and Change in Control Provisions" for a discussion of the change in control provisions related to stock options and restricted stock awards.

        Stock option awards provide our executive officers with the right to purchase shares of our Common Stock at a fixed exercise price for a period of up to ten years. The exercise price of each stock option granted prior to the Company's initial public offering, with the exception of a July 2010 grant to our President with an exercise price based upon a negotiated employment agreement, was based on the fair market value of our Common Stock on the grant date as determined by our Board of Directors. Options granted after our initial public offering will continue to be granted with an exercise price equal to the fair market value of our Common Stock on the date of grant, withf air market value being defined as the closing price of our Common Stock on that date. All of the options granted in 2011 were time-based and priced at the closing price of our Common Stock on their date of grant.

        Individual determinations are made with respect to the number of stock options or restricted stock awards to be granted to our executive officers and other senior employees. In making these determinations, we consider our performance relative to the financial and strategic objectives set forth in the annual business plan, the individual performance of each executive officer, each executive officer's base salary and target bonus amount and the market pay levels for the executive officer. Generally, our equity-based awards are intended to bring the total compensation of our officers to the 75th percentile of the total compensation levels seen in our market surveys, although the total compensation paid to our named executive officers tends to exceed this benchmark given their importance to the success of the Company.

        Generally, we do not (other than in the case of our CEO) consider an executive officer's stock holdings or previous stock option grants in determining the number of stock options or restricted stock awards to be granted. We believe that our executive officers should be fairly compensated each year relative to market pay levels of our peer group and relative to our other executive officers. Moreover, we believe that our long-term incentive compensation program furthers our significant emphasis on pay for performance compensation. We do not have any requirement that executive officers hold a specific amount of our Common Stock or stock options.

        The Compensation Committee is the plan administrator for our 2004 Plan.

        For accounting purposes, we apply the guidance in Accounting Standards Board Accounting Standards Codification Topic 718, or ASC Topic 718, to record compensation expense for our stock option grants. ASC Topic 718 is used to develop the assumptions necessary and the model appropriate to value the awards as well as the timing of the expense recognition over the requisite service period, generally the vesting period, of the award.

Other Benefits

Retirement savings opportunities

        All of our employees, subject to certain age and length of service requirements, may participate in the NetSpend Corporation 401(k) Plan (the "401(k) Plan"). Generally, each employee may make pre-tax contributions of up to 100% of their eligible earnings up to the current Internal Revenue Service annual pre-tax contribution limits. We provide this plan to help employees save some amount of their cash compensation for retirement in a tax efficient manner. We also make matching contributions equal to 100% of the first 3% of the eligible earnings that an employee contributes to the 401(k) Plan and 50% of the next 2% of the eligible earnings that an employee contributes. We also have the ability to make certain discretionary contributions under the 401(k) Plan, although we have not done so in the past. See "—Employee Benefit Plans—401(k) Plan" below for a complete description of the 401(k) Plan.

        In 2009, we adopted the NetSpend Holdings, Inc. Deferred Compensation Plan (the "Deferred Compensation Plan"). The purpose of this plan is to attract and retain key employees by providing them with an opportunity to defer receipt of a portion of their salary, bonus and other specified compensation. We do not match any contributions made by eligible employees to the Deferred Compensation Plan but we do have the ability to make discretionary contributions to the Deferred Compensation Plan which may be credited to any participant. We have not made any discretionary contributions to this plan in the past. Mr. Henry was the only one of our named executive officers to participate in the Deferred Compensation Plan in 2011. See "—Employee Benefit Plans—Deferred Compensation Plan" below for a complete description of the Deferred Compensation Plan.

Health and welfare benefits

        All full-time employees, including our named executive officers, may participate in our health and welfare benefit programs, including medical, dental and vision care coverage, disability insurance and life insurance.

Stock Ownership Guidelines

        Stock ownership guidelines have not been implemented by the Compensation Committee for our executive officers. We will continue to periodically review best practices and re-evaluate our position with respect to stock ownership guidelines.

Tax Deductibility of Executive Compensation

        Limitations on deductibility of compensation may occur under Section 162(m) of the Internal Revenue Code of 1986 (the "Code"), which generally limits the tax deductibility of compensation paid by a public company to its Chief Executive Officer and certain other highly compensated executive officers to $1 million in the year the compensation becomes taxable to the executive officer. There is an exception to the limit on deductibility for performance-based compensation that meets certain requirements. Generally, the limitations imposed by Section 162(m) have not materially limited the deductibility of the compensation paid to our executives in the past.

Summary of Compensation

        The following table sets forth certain information with respect to compensation for the years ended December 31, 2008, 2009 and 2010 earned by or paid to our Chief Executive Officer, our principal financial officer, and our three other most highly compensated executive officers, which are referred to as the "named executive officers".

Name and principal position	Year	Salary	Bonus(1)	Stock Awards(2)	Option Awards(3)	Non-equity incentive plan compensation(4)	All other compensation(5)	Total
Daniel R. Henry	2011	401,500	—	—	—	281,050	362,708	1,045,258
Chief Executive Officer	2010	401,500	—	—	—	595,147	186,340	1,182,987
	2009	400,000	—	181,924	—	400,000	186,339	1,168,263
George W. Gresham(6)	2011	350,000	—	—	1,568,000	171,500	9,911	2,099,411
Chief Financial Officer	2010	226,827	201,357	—	2,087,000	211,847	4,404	2,731,535
	2009	—	—	—	—	—	—	—
Charles J. Harris(7)	2011	350,000	—	—	1,568,000	171,500	111	2,089,611
President	2010	175,000	121,792	2,868,125	1,781,500	151,319	59	5,097,795
	2009	—	—	—	—	—	—	—
Steven F. Coleman(8)	2011	160,192	—	—	902,000	75,000	27,068	1,164,260
Executive Vice	2010	—	—	—	—	—	—	—
President, General	2009	—	—	—	—	—	—	—
Counsel and Secretary
Anh Hatzopoulos	2011	351,500	25,000	—	235,200	172,235	9,911	793,846
Executive Vice	2010	351,500	50,000	—	1,084,500	364,722	1,312	1,852,034
President of Online	2009	312,500	43,750	71,064	217,000	156,250	140	800,704
Business Development

(1)
For 2009, 2010 and 2011, the amounts shown represent discretionary bonuses paid to Ms. Hatzopoulos based on her performance in the prior year. For 2010, these amounts represent a signing bonus to Mr. Gresham and a relocation bonus to Messrs. Gresham and Harris.

(2)
The amounts in this column represent the grant date fair value of restricted stock awards granted in February 2010 (with the exception of Mr. Harris, whose restricted stock award was granted in July 2010) based on 2009 performance, in each case in accordance with the Financial Accounting Standards Board Accounting Standards Codification ("ASC") Topic 718. Under SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The grant date fair value of restricted stock awards is calculated using the fair market value of the Company's Common Stock on the date of grant. For awards granted prior to our initial public offering, fair market value was determined by our Board of Directors. For additional information, see Note 13 to our consolidated financial statements for the year ended December 31, 2011. These amounts do not correspond to the actual value that will be recognized by the executive.

(3)
The amounts in this column represent the grant date fair value of stock option awards, calculated in accordance with ASC Topic 718. Under the applicable SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The grant date fair value of stock option awards is calculated using the Binomial Lattice model. For additional information, see Note 13 to our consolidated financial statements for the year ended December 31, 2011. These amounts do not correspond to the actual value that will be recognized by the executive.

(4)
The amounts in this column represent the amounts received under our annual Executive Bonus Plan. For additional information, please see "—Compensation Discussion and Analysis—Components of our Executive Compensation Programs—Cash Incentive Awards."

(5)
Includes matching contributions under our 401(k) Plan, premiums for group term life insurance policies maintained for the benefit of the named executives, dividend equivalent payments, rental reimbursements and tax-gross ups. For 2011, the Company made 401(k) matching contributions for each of Messrs. Henry and Gresham and Ms. Hatzopoulos of $9,800 and $2,000 for Mr. Coleman. The Company paid $111 for life insurance premiums for each of the named executive (other than Mr. Coleman, in respect of whom the Company paid $46). For Mr. Henry, the amounts shown also include dividend equivalents of $352,797 paid in 2011. We also reimbursed Mr. Henry for $500,000 of expenses related to his use of private aircraft when travelling on company business, $226,406 of which was paid to companies owned by him for the use of their aircraft. For Mr. Coleman, the amount shown represents the reimbursement of $17,340 related to the rental of an apartment and $7,682 of associated tax gross-ups.

(6)
Mr. Gresham became our Chief Financial Officer in May 2010.

(7)
Mr. Harris became our President in July 2010.

(8)
Mr. Coleman became our General Counsel in June 2011

Grants of Plan-Based Awards

        The following table sets forth certain information with respect to grants of plan-based awards for the year ended December 31, 2011 to the named executive officers.

					All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards
								Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards(1)
	Grant Date
Name		Threshold	Target	Maximum
Daniel R. Henry	02/16/11	$200,000	$400,000	$600,000	—	—		—	—
George W. Gresham	02/16/11	125,000	250,000	375,000	—	200,000	(2)	$14.80	$1,568,000
Charles J. Harris	02/16/11	125,000	250,000	375,000	—	200,000	(2)	$14.80	$1,568,000
Steven F. Coleman(3)	06/20/11	75,000	75,000	75,000	—	200,000	(2)	$8.63	$902,000
Anh Hatzopoulos	02/16/11				—	30,000	(2)	$14.80	$235,200

(1)
The amounts in this column represent the grant date fair value of equity awards granted in 2011, calculated in accordance with ASC Topic 718. Under SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. These amounts do not correspond to the actual value that will be recognized by the executive.

(2)
The stock options shown vest and may be exercised, in whole or in part, in four equal installments on each of the four succeeding anniversaries of their date of grant, subject to the holder's continued employment with the Company or an affiliate of the Company through the applicable vesting date. Additionally, in the event of a change in control of the Company, 25% of this award will vest immediately, subject to the holder's continued employment with the Company or an affiliate of the Company through the date of the change in control. If, in connection with a change in control of the Company, any unvested portion of an award is not being assumed by, or substituted for, new options covering the stock of the successor or purchasing company, or a parent or subsidiary thereof, 100% of the unvested portion of the award will vest upon the consummation of the change in control. Further, if, in connection with or during the 12-month period immediately following the consummation of a change in control of the Company, the further employment of the holder is terminated by the Company or an affiliate of the Company, for any reason other than for (a) cause or (b) disability, or if, during the same 12-month period, the holder terminates his or her employment with the Company or an affiliate of the Company for good reason, 100% of the existing options or any new options, as applicable, will vest immediately.

(3)
Mr. Coleman joined the Company on June 20, 2011 and his 2011 bonus was fixed at the amount shown pursuant to his employment contract.

Employment Agreements, Severance Benefits and Change in Control Provisions

        We have entered into management employment agreements with each of our named executive officers. Each of these agreements provides for certain severance payments and some provide for change in control payments. These arrangements were designed to ensure retention of our senior executive team. Details of each named executive officer's employment agreement and severance arrangement, including estimates of amounts payable under certain circumstances if the executive's employment is terminated or we experience a change in control, are described below. Although we believe these arrangements are an important feature to ensure the focus and retention of our executives, our Board of Directors and Compensation Committee do not consider them to be material factors in the determination of the executives' overall compensation.

        In addition, we have entered into certain stock option and restricted stock agreements in connection with the long-term equity incentive awards granted to our named executive officers. As discussed in "—Employee Benefit Plans—Second Amended and Restated NetSpend Holdings, Inc.

2004 Stock Option and Restricted Stock Plan—Change in Control," our 2004 Plan generally provides that 25% of unvested stock options, excluding performance-based stock options, and 100% of unvested restricted stock granted under the plan will automatically vest upon the occurrence of a change in control. As more fully described below, the percentage of unvested options which automatically vests upon a change in control may differ based upon provisions contained in the named executive officer's stock option agreement.

Employment Agreements

Named Executive Officers

        Daniel R. Henry.    Mr. Henry's current annual base salary is $400,000, and his maximum bonus under our executive bonus program is 150% of his annual base salary. Mr. Henry's employment is at will and may be terminated at any time, with or without formal cause. As discussed in "—Severance Benefits and Change in Control Provisions" below, if the employment of Mr. Henry is terminated under certain circumstances, we have agreed to make certain severance payments and provide him with certain benefits.

        George W. Gresham.    Mr. Gresham was appointed as our Chief Financial Officer in May 2010. Mr. Gresham's employment agreement provides that his annual base salary will be $350,000, and his maximum bonus under our executive bonus program is 105% of his annual base salary. Mr. Gresham's employment is at will and may be terminated at any time, with or without formal cause. As discussed in "—Severance Benefits and Change in Control Provisions" below, if the employment of Mr. Gresham is terminated under certain circumstances, we have agreed to make certain severance payments and provide him with certain benefits.

        Charles J. Harris.    Mr. Harris was appointed as our President in July 2010. Mr. Harris's annual base salary in 2011 was $350,000, and his maximum bonus under our executive bonus program is 105% of his annual base salary. Mr. Harris' employment is at will and may be terminated at any time, with or without formal cause. As discussed in "—Severance Benefits and Change in Control Provisions" below, if the employment of Mr. Harris is terminated under certain circumstances, we have agreed to make certain severance payments and provide him with certain benefits.

        Steven F. Coleman.    Mr. Coleman became our General Counsel in June 2011 and his annual base salary was $300,000 for that year. Pursuant to his employment agreement his bonus under our executive bonus program was fixed at $75,000. Under his agreement, his maximum annual bonus is 75% of his annual base salary. Mr. Coleman's employment is at will and may be terminated at any time, with or without formal cause. As discussed in "—Severance Benefits and Change in Control Provisions" below, if the employment of Mr. Coleman is terminated under certain circumstances, we have agreed to make certain severance payments and provide him with certain benefits.

        Anh Hatzopoulos.    Ms. Hatzopoulos' annual base salary for 2011 was $351,500, and her maximum bonus under our executive bonus program is 105% of her annual base salary. In addition, Ms. Hatzopoulos was eligible to receive a special bonus of up to $75,000 upon the achievement of certain sales goals during 2011 and the Company paid her $25,000 in March 2012 pursuant to this arrangements. Ms. Hatzopoulos' employment is at will and may be terminated at any time, with or without formal cause. As discussed in "—Severance Benefits and Change in Control Provisions" below, if the employment of Ms. Hatzopoulos is terminated under certain circumstances, we have agreed to make certain severance payments and provide her with certain benefits.

Severance Benefits and Change in Control Provisions

Termination by us without cause, or termination by named executive officer for good reason

        Our management employment agreements typically provide that if we terminate a named executive officer's employment other than for cause, or if a named executive officer terminates his or her employment for good reason, the named executive officer is entitled to severance payments (less applicable withholding taxes) equal to:

  •
  with respect to Mr. Henry, an amount equal to 200% of his annual base salary, payable in one lump sum, plus the amount of any accrued but unpaid bonus in respect of the prior fiscal year;

  •
  with respect to Messrs. Gresham, Harris and Coleman, an amount equal to 100% of their annual base salary, payable over the 12-month period following the date of termination of their employment, plus the amount of any accrued but unpaid bonus in respect of the prior fiscal year and their target bonus for the current fiscal year in which they are terminated; and

  •
  with respect to Ms. Hatzopoulos, an amount equal to 100% of her annual base salary, payable over the 12-month period following the date of termination, and her target bonus for the fiscal year in which she is terminated, pro-rated based on the number of months elapsed in such fiscal year prior to the date of termination.

        In addition, upon any such termination, all our named executive officers would receive payments related to their accrued and unpaid expenses, salary and benefits. The named executive officers are also entitled to contributory payments towards their health coverage under COBRA for up to 18 (12 months for Messrs. Gresham, Harris and Coleman and Ms. Hatzopoulos) months following the termination of their employment. Mr. Henry's employment agreement also provides that, in the event any payment or benefit received by Mr. Henry in connection with a termination of his employment would constitute a "parachute payment" within the meaning of Internal Revenue Code Section 280G or any similar or successor provision to 280G, then we will reimburse Mr. Henry on a "grossed-up" basis for any income taxes attributable to Mr. Henry by reason of such payment or reimbursements.

        The foregoing payments and benefits are subject to perpetual confidentiality obligations and the execution of a general release by the named executive officers. The payments and benefits are also subject to covenants not to compete with us, covenants not to solicit our employees and covenants not to solicit our customers or suppliers, in each case for a period of one year following termination and, in the case of Ms. Hatzopoulos, subject to certain exceptions based on applicable California law. In addition, in the case of all of our named executive officers other than Mr. Henry, their severance payments are subject to a post-termination one-year covenant not to furnish any services similar to those furnished to us during such named executive officer's tenure with us to any of our customers or accounts. Each management employment agreement contains customary provisions which allow for the waiver of the terms and conditions thereof only by a written instrument signed by the party waiving compliance.

        "Cause" is generally defined under the management employment agreements to include:

  •
  the commission of a felony or other offense involving moral turpitude or any crime relating to such named executive officer's employment;

  •
  a material violation of such named executive officer's employment agreement which is not cured within the applicable cure period (from 14 to 20 days) following reasonable notice of such violation;

  •
  the commission of an act of fraud, theft or personal dishonesty with regard to the Company;

  •
  the failure the named executive officer to perform their duties or the performance of such duties in a grossly negligent manner or with willful malfeasance;

  •
  the repeated failure to observe material policies which apply to our executives; and

  •
  the violation of any state or federal law relating to sexual harassment or age, sex or other prohibited discrimination.

        "Good reason" is generally defined under the management employment agreements to include a violation of such employment agreement by us in a material respect (including in the case of Mr. Gresham, a requirement that he report to a person other than a chief executive officer who reports directly to the Company's Board of Directors), a material reduction in the executive's responsibilities (including in the case of Mr. Henry a failure to elect him to our Board of Directors) and a sale or transfer of all or substantially all of our assets to another entity that does not assume our obligations under such employment agreement, in each case subject to a 30-day cure period.

        The following table summarizes the potential maximum payments that the named executive officers would have been entitled to receive if their employment had been terminated by us without cause, or by the named executive officers for good reason, on December 31, 2011 prior to any change in control. The amounts reflected in the table assume (i) that there were no accrued and unpaid expenses, salary, bonus or benefits for any named executive officer and (ii) compliance with all conditions relating to the receipt and/or continued receipt of such payments and benefits.

Name	Base Salary	Bonus	Equity Acceleration	Benefits(1)	Total
Daniel R. Henry	$800,000	—	—	$5,118	$805,118
George W. Gresham	$350,000	$245,000	—	$2,759	$597,759
Charles J. Harris	$350,000	$245,000	—	$3,412	$598,412
Steven F. Coleman	$300,000	$150,000	—	$3,412	$453,412
Anh Hatzopoulos(2)	$351,500	$172,235	—	$3,412	$527,147

(1)
Amount shown represents the Company's contribution to the premium cost for the employee's COBRA coverage for 12 months following the assumed termination date (18 months with respect to Mr. Henry).

(2)
Mr. Hatzopoulos' employment agreement provides that she is entitled to a pro-rated portion of her actual bonus, such amount to be paid when the Company pays annual bonuses to its executives generally. Amount shown reflects the actual bonus paid to Ms. Hatzopoulos in respect of 2011.

Termination by us for cause or by named executive officer for other than good reason, death or disability

        We are not obligated to make any cash payment or provide any benefit to our named executive officers if their employment is terminated by us for cause or by the named executive officer without good reason, other than the payment of accrued and unpaid expenses, salary and benefits and, in the case of Mr. Henry, accrued and unpaid bonus for the fiscal year preceding the year of termination.

        We are generally not obligated to make any cash payment or provide any benefit to our named executive officers if their employment is terminated due to their death or disability, other than the payment of accrued and unpaid expenses, salary and benefits and, in the case of Mr. Henry, accrued and unpaid bonus for the fiscal year preceding the year of termination. In the event of termination due to death or disability, Mr. Henry (or in the case of death, his estate) is entitled to a lump-sum payment (less applicable withholding taxes) equal to 200% of his annual base salary and to contributory payments towards his health coverage under COBRA for up to 18 months following termination. Severance payments and benefits upon such a termination are subject to the same covenants described above applicable to severance payments and benefits upon termination by us other than for cause or termination for good reason prior to a change in control.

        Assuming that there are no accrued and unpaid expenses, salary, bonus or benefits for any named executive officer, our named executive officers would not have received any payments in connection with the termination of their employment by us for cause, or by the named executive officers for other than good reason, on December 31, 2011. In addition, assuming the aforementioned items, our named executive officers would not have received any payments in connection with the termination of their employment upon their death or disability on December 31, 2011, except that, Mr. Henry (or in the case of death, his estate) would have been entitled to receive a lump-sum payment and contributory payments towards his health coverage under COBRA equal to $800,000 and $5,118 respectively, subject to Mr. Henry's compliance with all conditions relating to the receipt and/or continued receipt of such payments and benefits.

Change in Control Payments

        Employment Agreements.    Upon a change in control, the employment agreements of the named executive officers generally do not provide for termination or severance benefits or payments in addition to those described above. However, in the event of termination without cause or termination for good reason in connection with, or within 12 months following, a change in control, Ms. Hatzopoulos is entitled to receive an amount equal to 70% of her annual base salary, payable in one lump sum, in lieu of the pro-rata bonus that would be payable for the then-current fiscal year if such termination had not been in connection with a change in control. The severance payments and benefits payable to Ms. Hatzopoulos upon such a termination are subject to the same covenants described above regarding the severance payments and benefits payable in connection with a termination prior to a change in control.

        Equity Award Agreements.    In addition to the foregoing payments pursuant to the named executive officers' employment agreements, the stock options and restricted stock awards held by them as of December 31, 2011 typically provide for acceleration of vesting in connection with a change in control, or provide for a performance vesting condition that contemplates a change in control. The equity incentive awards held by our named executive officers provide for a number of variations with regard to the acceleration of vesting, all as set forth below:

        Restricted stock awards provide for the following acceleration events upon a change in control:

  •
  Mr. Harris has been granted a restricted stock award (406,250 shares; granted July 1, 2010; generally vesting 25% per year) which provides that, in the event of a change in control, 50% of the shares subject to the award (203,125 shares) will immediately vest, subject to Mr. Harris' continued employment with the Company or an affiliate of the Company through the date of the change in control. Further, in the event that (a) a change in control occurs and (b) during the 12-month period following such change in control, Mr. Harris' employment is terminated by the Company or an affiliate of the Company other than for (i) cause or (ii) disability, or Mr. Harris terminates his employment during such 12-month period for good reason, all of the remaining shares will immediately vest.

        Time-based stock option awards provide for three variations of acceleration upon a change in control:

  •
  Mr. Harris (350,000 shares @ $3.78 per share; granted July 1, 2010; generally vesting 25% per year) has an award that provides that 100% of the award immediately vests upon the earlier of (i) a change in control or (ii) the second anniversary of the closing of the initial public offering of the Company (October 22, 2012), in each case subject to Mr. Harris' continued employment through the applicable vesting date;

  •
  Messrs. Gresham (150,000 shares @ $11.00 per share; granted October 19, 2010; generally vesting 25% per year; and 200,000 shares @ $14.80 per share; granted February 16, 2011;

    generally vesting 25% per year), Harris (200,000 shares @ $14.80 per share; granted February 16, 2011; generally vesting 25% per year), and Coleman (200,000 shares @ $8.63 per share; granted June 20, 2011; generally vesting 25% per year) and Ms. Hatzopoulos (100,000 shares @ $3.47 per share (50,000 shares exercised); granted February 5, 2009; generally vesting 25% per year; 301,500 shares @ 3.78 per share; granted April 20, 2010; generally vesting 25% per year; 30,000 shares @$14.80 per share; granted February 16, 2011; generally vesting 25% per year), have been granted awards that provide that (i) 25% of the awards immediately vest upon a change in control and (ii) 100% of the awards vest if there is a change in control and (A) the award is not assumed by the acquiring entity or the holder does not receive new options from such entity in connection with the change in control or (B) the award is assumed or substituted by the acquiring entity and the named executive officer is terminated other than for cause, disability or death or resigns for good reason within 12 months following the change in control; and

  •
  Mr. Gresham (335,000 shares @ $3.78 per share; granted May 7, 2010; 67% generally vesting over four years) and Ms. Hatzopoulos (148,500 shares @ $3.78 per share; granted April 20, 2010; 67% vesting over four years) have been granted awards that provide that 100% of the award will vest upon a change in control and that the portion of the option (33%) not subject to time-based vesting will vest upon the earlier to occur of (i) a change of control and (ii) the second anniversary of the closing of the Company's initial public offering (October 22, 2012).

        Performance-based option awards provide for two variations of acceleration upon a change in control:

  •
  Ms. Hatzopoulos (200,000 shares @ $3.45 per share; granted May 8, 2008; time-based vesting over four years) has been granted an award that is not exercisable unless the Company achieves certain performance conditions in addition to the time-based vesting requirements. The performance condition would be satisfied when our equity is valued, whether in connection with the consummation of a change in control or otherwise, at $1.3 billion or more. If such a change in control occurs and (A) the award is not assumed by the acquiring entity or the holder does not receive new options from such entity in connection with the change in control or (B) the award is assumed or substituted by the acquiring entity and Ms. Hatzopoulos is terminated other than for cause, disability or death within 12 months following the change in control, then 100% of the option will vest; and

  •
  Mr. Henry has been granted an option award (3,043,231 shares @ $3.53 per share; granted March 11, 2008; time-based vesting schedule completed) that is not exercisable unless certain performance-based conditions are satisfied. 40% of these conditions have been achieved and the conditions related to an additional 40% of the option will be achieved in 10% increments when our equity is valued, whether in a change of control transaction or otherwise, at (1) $1.395 billion, (2) $1.534 billion, (3) $1.674 billion or (4) $1.813 billion and the final 20% (and thus 100% in the aggregate) when our equity is valued at $2.441 billion. In the event that these valuation levels have not been achieved on or before February 5, 2014, the 20% of the option associated with the $2.441 billion valuation hurdle will vest on that date, subject to the holder's continued employment with the Company or an affiliate of the Company through such date.

        The change in control vesting conditions and acceleration provided above are subject, in each case, to the continued service of the named executive officer holding the award through the applicable vesting date. In addition, the awards are subject to the same covenants described above applicable to severance payments and benefits upon termination by us other than for cause or termination for good reason. The change in control vesting conditions and acceleration, which are tied in any case to our equity value as of a certain date, are adjusted in the appropriate cases for certain strategic transactions.

        A "change in control" occurs, under the management employment agreements and, unless otherwise noted below, under the stock option and restricted stock agreements, on the earlier of:

  •
  the consummation of a merger, reorganization, consolidation or sale or other transfer of all or substantially all of our assets or of all or substantially all of the combined voting power of our then-outstanding voting securities, excluding, however, transactions where a majority of the direct or indirect beneficial owners of us or any new entity following such transaction consist of all or substantially all of our direct or indirect beneficial owners prior to such transaction, and

  •
  the approval by the holders of a majority of our outstanding voting securities of our liquidation or dissolution.

        The following table summarizes the potential maximum payments that the named executive officers would have been entitled to receive if their employment had been terminated by us without cause, or by the named executive officers for good reason, on December 31, 2011, following the consummation of a change in control. The amounts reflected in the table assume (i) that there were no accrued and unpaid expenses, salary, bonus or benefits for any named executive officer, (ii) that each named executive officer was terminated without cause following a change in control which valued our equity at $676 million (using an assumed value of $8.11 per share, the closing price of our common stock as of December 31, 2011) and (iii) compliance with all conditions relating to the receipt and/or continued receipt of such payments and benefits. Acceleration values are based upon the per assumed value of the shares of our Common Stock underlying outstanding options and restricted stock awards as of December 31, 2011, minus, in the case of options, the exercise price.

Name	Base Salary	Bonus	Equity Acceleration	Benefits(1)	Total
Daniel R. Henry	$800,000	—	—	$5,118	$805,118
George W. Gresham	$350,000	$245,000	$1,802,362	$2,759	$2,400,121
Charles J. Harris	$350,000	$245,000	$3,986,512	$3,412	$4,584,924
Steven F. Coleman	$300,000	$150,000	—	$3,412	$453,412
Anh Hatzopoulos(2)	$351,500	$172,235	$2,021,886	$3,412	$2,549,133

(1)
Amount shown represents the Company's contribution to the premium cost for the employee's COBRA coverage for 12 months following the assumed termination date (18 months with respect to Mr. Henry).

(2)
Mr. Hatzopoulos' employment agreement provides that she is entitled to a pro-rated portion of her actual bonus, such amount to be paid when the Company pays annual bonuses to its executives generally. Amount shown reflects the actual bonus paid to Ms. Hatzopoulos in respect of 2011.

Employee Benefit Plans

Amended and Restated NetSpend Holdings, Inc. 2004 Equity Incentive Plan

        Our Amended and Restated NetSpend Holdings, Inc. 2004 Equity Incentive Plan (the "2004 Plan"), was adopted by our Board of Directors in October 2010.

        Administration.    Our 2004 Plan is administered by the Compensation Committee. As plan administrator, the Compensation Committee has full authority to interpret the 2004 Plan and all awards thereunder and adopt, amend and rescind such rules as it deems appropriate for the administration of the 2004 Plan. The Compensation Committee has full authority under the 2004 Plan to grant awards in its discretion and dictate the terms and conditions of such awards.

        Eligibility.    All of our employees, consultants and non-employee directors are eligible to be recieve awards under our 2004 Plan. An employee, consultant or non-employee director who recieves an award is considered a participant under our 2004 Plan.

        Number of Shares Available for Issuance.    The maximum number of shares of our Common Stock that are authorized for issuance under the 2004 Plan currently is 27,436,995. The number of shares reserved for issuance under our 2004 Plan is increased at the beginning of each fiscal year, beginning January 1, 2011, by an amount equal to the lower of: (1) 3% of the total number of issued and outstanding shares of Common Stock immediately prior to such increase, (2) 3,000,000 shares and (3) such lesser amount as is determined by our Board of Directors. Shares issued under the 2004 Plan may be treasury shares or authorized but unissued shares. As of December 31, 2011, options to purchase an aggregate of 11,397,710 shares of Common Stock and 340,813 shares of restricted Common Stock were outstanding under our 2004 Plan. As of December 31, 2011, an aggregate of 3,939,834 shares of our Common Stock remained available for future awards under the 2004 Plan.

        In the event any award granted under the 2004 Plan is forfeited, any restricted stock is repurchased by the Company or any stock option or stock appreciation right is terminated, expires or is cancelled without having been fully exercised, the number of shares no longer subject to such award are released and are thereafter available for future awards under the 2004 Plan. In addition, if a participant uses shares of Common Stock to pay the exercise price of an award or satisfy any tax withholding obligation with respect to an award, only the net number of shares of Common Stock issued to the participant will be deemed delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the 2004 Plan.

        Upon the occurrence of a merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like, the administrator of the 2004 Plan may ratably adjust the aggregate number and affected class of securities available under the 2004 Plan.

        Award Limits.    For purposes of awards that are intended to qualify as performance-based compensation under Section 162(m) of the Code, as amended (that is, to make the awards fully deductible without regard to the $1,000,000 deduction limit imposed by Section 162(m)), the following limits apply: (1) no participant may be granted (A) options or stock appreciation rights during any three-year period with respect to more than 5,000,000 shares of Common Stock or (B) restricted stock or performance units that are denominated in shares of Common Stock in any three-year period with respect to more than 3,000,000 shares of Common Stock; and (2) the maximum dollar value payable with respect to performance units and/or other stock-based awards that are valued with reference to property other than shares of Common Stock and granted to any participant in any performance period is $3,000,000 times the number of years in such performance period.

        Types of Awards.    Currently, the Compensation Committee may grant awards of nonqualified stock options, incentive stock options under Section 422 of the Code or shares of restricted stock. The Compensation Committee is also permitted to grant stock appreciation rights, or SARs, performance units and other stock-based awards. With the exception of incentive stock options, the Compensation Committee may grant, from time to time, any of the types of awards under the 2004 Plan to our employees, consultants and non-employee directors. Incentive stock options may only be granted to our employees.

        Stock Options.    Stock option awards under the 2004 Plan consist of the right to acquire shares of our Common Stock at a fixed price for a fixed period of time and generally are subject to a vesting requirement set by the Compensation Committee. A stock option may be in the form of a nonqualified stock option or an incentive stock option under the 2004 Plan. The exercise price of a stock option is set by the Compensation Committee but, with respect to incentive stock options, cannot be less than 100% of the fair market value of the underlying stock on the date of grant, or, in the case of incentive stock options granted to an employee who owns 10% or more of the total combined voting power of all classes of our stock (a "10% owner"), the exercise price cannot be less than 110% of the fair market value of the underlying stock on the date of grant. The term of a stock option may not exceed ten years, or, in the case of incentive stock options granted to a 10% owner, five years. Except in the case of a termination of service in connection with a participant's death or disability or a termination of service for cause, a participant's vested and exercisable stock options will generally be exercisable for 90 days following a termination of service. Unvested stock options will terminate on a participant's termination of service, unless otherwise provided for by the Compensation Committee.

        Exercise of Stock Options.    Stock options may be exercised upon the satisfaction of the applicable vesting requirements or, in the discretion of the Compensation Committee, at any time prior to the complete termination of such stock option. The exercise price is due upon the exercise of the option. At the time of any stock option grant, the Compensation Committee must specify that the exercise price may be paid in one or more of the following forms (i) in cash or by check, (ii) in shares of our Common Stock previously acquired by the participant based on the fair market value as of the exercise date or (iii) by a cashless exercise program authorized by the Compensation Committee, which may include a broker-assisted cashless exercise program.

        Stock Appreciation Rights.    Stock appreciation rights (SARs) under the 2004 Plan entitle the participant to receive an amount equal to the excess of the fair market value of Common Stock over a fixed price during a fixed period of time. This amount may paid in cash, Common Stock or a combination thereof as determined by the Compensation Committee. The SAR may be in the form of a freestanding right or a tandem right. A freestanding SAR can be granted at any time, and exercised in any form determined by the Compensation Committee, but the right is non-transferable except by will or the laws of descent and the period of exercise must expire ten years after the grant date. A tandem SAR must be issued along with stock options and exercised at the same time, for an amount equal to the excess of the fair market value of Common Stock at the time of exercise over the exercise price of the related stock option. The right is transferable only to the extent the related stock option is transferable. To date, we have not issued any SARs.

        Restricted Stock.    Restricted stock awards under the 2004 Plan are awards of shares of our Common Stock that are subject to vesting, transferability and repurchase conditions, all as determined by the Compensation Committee. The conditions for vesting may include, among other things, continued service or achievement of applicable performance goals. Restricted stock granted under the 2004 Plan may not be sold, pledged or otherwise transferred until the applicable vesting conditions have been satisfied. We have the perpetual right, but not the obligation, to repurchase any unvested restricted stock awarded under the 2004 Plan. The repurchase price for unvested restricted stock will be the price paid by the participant for such shares of restricted stock.

        Performance Units.    Performance Units under the 2004 Plan entitle the participant to receive an amount in cash or Common Stock following the satisfaction of any conditions established by the Compensation Committee. The Compensation Committee has complete discretion to determine the eligibility of participants, time and conditions of the award, the number of participation units to be awarded, the duration of any award cycle, the conversion rate between performance units and Common Stock and the cash value of each performance unit. Performance units may be in the form of qualified performance-based awards in which the conditions to the award consist of meeting performance goals. Continued employment may also serve as a condition to the award. Forfeiture occurs if employment ends within an award cycle, subject to waiver by the Compensation Committee. A participant may elect at the time of an award and in certain other circumstances to defer receipt of cash or Common Stock, subject to Compensation Committee approval. Each award of a performance unit must be confirmed by, and be subject to, the terms of an award agreement. To date, we have not made any awards of performance units.

        Other Stock-Based Awards.    Other stock-based awards are awards of Common Stock and other awards that are valued in whole or in part by reference to, or are otherwise based upon, the value of our Common Stock. Other stock-based awards may include dividend equivalents and convertible debentures, and may be granted either alone or in conjunction with other awards granted under the 2004 Plan. Other stock-based awards must be confirmed by, and be subject to, the terms of an award agreement.

        Performance Conditions.    Our Compensation Committee may condition the vesting or payment of awards that are intended to qualify for the performance-based exemption under Code Section 162(m) on the attainment of specified levels of one or more of any of the following measures: (1) revenue, (2) gross margin, (3) operating expense excluding depreciation and amortization and equity expense as a percentage of revenue, (4) earnings before interest and taxes, (5) earnings before interest, taxes, depreciation and amortization, (6) pre-tax income, (7) net income from continuing operations, (8) earnings per share from continuing operations, (9) cash earnings per share from continuing operations, (10) return on assets, (11) return on equity, (12) return on invested capital, (13) leverage ratio, (14) fixed charge ratio, (15) new product introduction milestones, (16) trading price per share, (17) operating margin, (18) gross margin, (19) cash flow, (20) operating expense, excluding depreciation and amortization and equity expense and (21) market share.

        Change in Control.    The Compensation Committee has the authority under the 2004 Plan to modify the acceleration of any award or make such adjustments and/or settlements it deems appropriate and consistent with such plan's purposes. A change in control occurs under the 2004 Plan upon the first to occur of: (i) the consummation of a merger, reorganization, consolidation or sale or other transfer of all or substantially all of our assets or of all or substantially all of the combined voting power of our then-outstanding voting securities, excluding, however, transactions where a majority of the owners of us or any new entity following such transaction consist of all or substantially all of our owners prior to such transaction and (ii) the approval by the holders of a majority of our outstanding voting securities of our liquidation or dissolution.

        Unless otherwise provided in a participant's stock option agreement, upon a change in control, 25% of a participant's option award is accelerated and vested, subject to the continued employment or service of the participant through the date of the change in control. If not terminated in connection with the change in control, the remainder of the participant's stock option award continues to vest in accordance with its original vesting schedule. The stock option acceleration provisions of the 2004 Plan are only applicable to stock options which vest based solely on a participant's continued employment or service with us (i.e., excludes performance-based options). Unless otherwise provided in a participant's stock option agreement, all unvested and/or unexercised stock options not assumed or substituted in connection with a change in control terminate and are no longer exercisable. Some of our senior employees have option agreements that provide that the vesting of their options is accelerated if those options are not assumed or replaced in connection with a change in control. The vesting of these options or any replacement options is also subject to acceleration if the employment of the holder is terminated without cause or by the holder for good reason within one year of the change in control. For a discussion of the change in control provisions under our named executive officer's stock option and restricted stock agreements, please see "—Employment Agreements, Severance Benefits and Change in Control Provisions" above.

        Amendment and Discontinuance; Term.    Subject to certain exceptions, our Board of Directors may amend, modify or terminate our 2004 Plan at any time, with or without prior notice to or consent of any person. Our stockholders must approve any amendment that would require the approval of stockholders under applicable law or in order to comply with the regulations promulgated by the SEC under Section 16(b) of the Exchange Act, Section 422 of the Code or the regulations promulgated thereunder and the rules of NASDAQ. Further, subject to certain exceptions, any amendment that would adversely affect a participant's rights to an outstanding award cannot be made without such participant's consent. Unless terminated earlier by our Board of Directors in its sole discretion, our 2004 Plan will expire on September 22, 2020.

401(k) Plan

        Our 401(k) Plan is a deferred savings retirement plan intended to qualify for favorable tax treatment under Section 401(a) of the Code. All of our employees are generally eligible to participate in the 401(k) Plan subject to certain eligibility requirements, including requirements relating to age and length of service. Under the 401(k) Plan, each employee may make pre-tax contributions of up to 100% of their eligible earnings up to the current statutorily prescribed annual limit on pre-tax contributions under the Code. Employees who are 50 years of age or older may contribute additional amounts based on the statutory limits for catch-up contributions. We also make safe-harbor matching contributions equal to 100% of the first 3% of the eligible earnings that an employee contributes to the 401(k) Plan and 50% of the next 2% of the eligible earnings that an employee contributes. In addition, we have the ability to make certain other discretionary contributions to certain eligible employees under the 401(k) Plan, subject to established limits and a vesting schedule. Pre-tax contributions by employees and any employer contributions that we make to the 401(k) Plan and the income earned on those contributions are generally not taxable to employees until withdrawn. Employer contributions that we make to the 401(k) Plan are generally deductible when made. Employee contributions are held in trust as required by law. An employee's interest in his or her pre-tax deferrals, including, with the exception of certain discretionary contributions, any matching contributions made by us, is 100% vested when contributed. An employee's interest in discretionary contributions generally vests over a three-year period. For the years ended December 31, 2009, 2010 and 2011, the Company matched employee contributions under the 401(k) Plan in the amounts of approximately $0.7 million, $0.8 million and $0.9 million, respectively. No discretionary contributions were made during 2009, 2010 or 2011.

Deferred Compensation Plan

        We adopted our Deferred Compensation Plan in 2009 to attract and retain key employees by providing eligible participants with an opportunity to defer the receipt of a portion of their compensation. The Deferred Compensation Plan is administered under the supervision of the Compensation Committee. Eligible participants may defer portions of their base salary, bonus, commissions and other cash and equity-based compensation approved by the Compensation Committee. All amounts deferred by a participant are 100% vested at all times. We do not match any contributions made by participants to the Deferred Compensation Plan, but we do have the ability to make discretionary contributions to the Deferred Compensation Plan which may be credited to any participant and which vest in accordance with a vesting schedule established by the Compensation Committee. Participants are entitled to receive the vested portions of their deferred compensation and any earnings thereon, if any, upon certain events set forth in the plan. The Compensation Committee determines which investment options will be available under the plan, one of which may be an investment in our stock, and the participant has the ability to allocate portions of their deferrals in accordance with the procedures outlined in the plan and subject to the plan's limitations. The Deferred Compensation Plan is not intended to meet the qualification requirements of Code Section 401(a), but is intended to meet the requirements of Code Section 409A. The plan is unfunded for federal tax purposes and is intended to be an unfunded arrangement for eligible employees who are part of a select group of management or highly compensated employees within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA. Although we did not make any discretionary contributions, Mr. Henry participated in the Company's Deferred Compensation Plan in 2011.

 Outstanding Equity Awards at Fiscal Year-End

        The following table sets forth certain information with respect to outstanding equity awards at December 31, 2011 with respect to the named executive officers. The vesting of the awards shown in conditioned upon the holder continuing to provide services to the Company or one of its affiliates through the applicable vesting date. The vesting of the awards is subject to acceleration in the event of a change in control of the Company as described in "Severance Benefits and Change in Control Provisions" above (the acceleration of the vesting of the performance awards held by Mr. Henry and Ms. Hatzopoulos requires that certain equity valuation hurdles be achieved in connection with the change in control transaction).

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards; Number of Securities Underlying Unexercised Unearned Options(#)		Option Exercise Price($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares of Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units of Other Rights That Have Not Vested ($)
Daniel R. Henry(1)	1,002,293	—		—		$3.53	03/10/2018	—	—	—	—
	1,217,292	1,825,939		1,825,939		$3.53	03/10/2018
George W. Gresham	83,750	251,250	(2)	—		$3.78	05/07/2020	—	—	—	—
	—	165,000	(3)	—		$3.78	05/07/2020
	37,500	112,500	(4)	—		$11.00	10/18/2020
	—	200,000	(5)			$14.80	02/16/2021
Charles J. Harris	—	350,000	(3)	—		$3.78	07/01/2020	304,687	$2,471,012	—	—
	—	200,000	(5)	—		$14.80	02/16/2021
Steven F. Coleman	—	200,000	(6)	—		$8.63	06/20/2021	—	—	—	—
Anh Hatzopoulos	11,000	25,000	(7)	—		$3.45	05/07/2018
	—	—		200,000	(8)	$3.45	05/07/2018
	25,000	50,000	(9)	—		$3.47	02/05/2019
	75,375	226,125	(10)	—		$3.78	04/19/2020
	—	148,500	(11)	—		$3.78	04/19/2020
	—	30,000	(12)	—		$14.80	02/15/2021

(1)
The unvested options are earned on the basis of a performance-based vesting condition. 40% of these conditions have been achieved (resulting in the vesting of 1,217,292 of the options) and the conditions related to an additional 40% of the option will be achieved in 10% increments if our equity is valued, in a change of control transaction or otherwise, at (1) $1.395 billion, (2) $1.534 billion, (3) $1.674 billion or (4) $1.813 billion and the final 20% (and thus 100% in the aggregate) of the performance conditions will be achieved if our equity is valued at $2.441 billion. In the event that these valuation levels have not been achieved on or before February 5, 2014, the 20% of the option associated with the $2.441 billion valuation hurdle will vest on that date.

(2)
These options vest in installments of 83,750 shares on May 7 in each of 2012, 2013 and 2014.

(3)
These options will vest in their entirety on the second anniversary of the closing of our initial public offering (October 22, 2012).

(4)
These options will vest in installments of 37,500 shares on October 19 in each of 2012, 2013 and 2014.

(5)
These options will vest in installments of 50,000 shares on February 16 in each of 2012, 2013, 2014 and 2015.

(6)
These options will vest in installments of 50,000 shares on June 20 in each of 2012, 2013, 2014 and 2015.

(7)
These options vested on February 1, 2012.

(8)
75% of the time-based vesting requirement associated with these options had been completed as of December 31, 2011 and balance of this vesting condition will be satisfied on April 7, 2012. In addition to the time-based vesting requirements, the vesting of these options requires that our equity be valued, in a change of control transaction or otherwise, at $1.38 billion or that the Company an adjusted EBITDA hurdle be achieved ($93.5 million for 2012 and increasing 10% per year thereafter). Notwithstanding the foregoing, these options will vest in their entirety on February 1, 2014 regardless of whether any performance conditions have been satisfied on or before such date.

(9)
These options will vest in installments of 25,000 shares on February 5 in each of 2012 and 2013.

(10)
These options will vest in installments of 75,375 shares on March 25 in each of 2012, 2013 and 2014.

(11)
These options will vest on October 22, 2012.

(12)
These options will vest in installments of 7,500 shares on February 16 in each of 2012, 2013, 2014 and 2015.

Option Exercises and Stock Vested

        The following named executive officers exercised stock options or had restricted stock awards vest during the fiscal year ended December 31, 2011:

	Option Awards		Stock Vested
Name	Number of shares of acquired on exercise	Value realized on exercise	Number of shares acquired on vesting	Value realized on vesting(1)
Daniel R. Henry	—	—	48,128	$449,997
Anh Hatzopoulos(2)	—	—	11,905	$111,312

(1)
Value shown is based on the closing price of our common stock ($9.35 per share) on April 18, 2011, the date the awards shown vested.

(2)
6,895 of the shares that vested were withheld as payment of income taxes payable with respect to the vesting of the shares.

Pension Benefits

        We do not have any plan that provides for payments or other benefits at, following, or in connection with, retirement.

Non-qualified Deferred Compensation

        None of the named executive officers, other than Mr. Henry, participated in a plan that provides for the deferral of compensation on a basis that is not tax-qualified during 2011. Our Deferred Compensation Plan is described under the heading "Employee Benefit Plans—Deferred Compensation Plan." Mr. Henry's contributions to our deferred compensation plan during 2011 are summarized below:

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Daniel R. Henry(1)	$586,517	—	$(25,009)	—	$914,120

(1)
All of the amounts deferred in 2011 were reported as compensation in the Summary Compensation Table appearing earlier in this proxy statement and amounts reported in the aggregate balance of Mr. Henry's deferred compensation account were reported in the summary compensation tables prepared for previous years.

Compensation of Directors

        Members of our Board of Directors who are not our employees and are not affiliated with any Oak Investment Partners-affiliated entity (collectively, "Oak") or any JLL Partners-affiliated entity (collectively, "JLL") receive an annual cash retainer of $60,000 and our lead director receives a supplemental $15,000 retainer. Additionally, the chairman of the Audit Committee receives an annual retainer of $15,000, the chairman of the Compensation Committee receives an annual retainer of

$10,000 and the chairman of the Nominating and Corporate Governance Committee receives an annual retainer of $5,000. All cash retainers are paid quarterly on a pro-rata basis. Directors may elect to receive the value of any cash compensation payable in accordance with the foregoing policy in equity securities. Equity grants are generally made the first meeting of our Board of Directors and are made in the form of shares of restricted stock with a one-year vesting period, valued at the date of grant. Our directors are also reimbursed for their out-of-pocket expenses related to their service on our Board of Directors. Mr. Vogel received an equity grant of $75,000 in 2011 while Messrs. Schley and McCullough did not because Mr. Vogel was not on our Board at the time of our initial public offering (IPO) in October 2010 and so he did not receive the option awards we made to our other non-affiliated directors (50,000 shares @ $11 per share) in connection with our IPO.

        The following table sets forth certain information with respect to our non-employee director compensation during the year ended December 31, 2011.

Name	Fees earned or paid in cash ($)	Stock awards ($)(1)	Total ($)(1)
Ann H. Lamont	—	—	—
Daniel M. Schley(2)	—	$85,000	$85,000
Thomas A. McCullough(3)	$75,000	—	$75,000
Francisco J. Rodriguez	—	—	—
Alexander R. Castaldi	—	—	—
Stephen A. Vogel(4)	—	$140,000	$140,000

(1)
Represents the aggregate grant date fair value of the awards shown, computed in accordance with FASB ASC Topic 718.

(2)
Mr. Schley received a grant of 5,743 shares of restricted stock on February 16, 2011 in lieu of his annual cash retainer and the director fees receivable for acting as the Company's Lead Director and as chair of the Compensation Committee.

(3)
Mr. McCullough serves as the chair of our Audit Committee.

(4)
Mr. Vogel received a grant of 9,122 restricted shares on February 16, 2011 in lieu of his annual cash retainer and an additional grant of 404 shares on March 4, 2011 in lieu of his fees for serving as the chair of our Nominating and Corporate Governance Committee.

The shares of restricted stock granted to our non-affiliated directors generally vest on the first anniversary of their grant date, subject to the recipients continued service on our board through the vesting date.

Compensation Policies and Practices and Risk Mitigation

        The Compensation Committee periodically reviews the Company's compensation policies and practices to ensure that they do not encourage excessive risk-taking. The Company believes that its compensation policies and practices for all employees, including executive officers, do not create risks that are reasonably likely to have a material adverse effect on the Company.

  Shareholder Advisory Votes

        We conducted an advisory vote on the compensation paid to our named executive officers at the 2011annual meeting of our stockholders and 88% of the stockholders voting approved the compensation paid to the named executive officers in 2010. The compensation paid in 2011 was generally consistent in amount and form to that paid in 2010.

 REPORT OF THE COMPENSATION COMMITTEE

To the Stockholders of NetSpend Holdings, Inc.:

        The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis, above, with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for the fiscal year ended December 31, 2011.

Submitted by the Compensation Committee of the Board of Directors

Daniel M. Schley (Chairman)
Ann H. Lamont
Thomas A. McCullough

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED STOCKHOLDER MATTERS

        The following table sets forth information regarding the beneficial ownership of shares of our Common Stock as of March 14, 2012 by:

  •
  each of our directors;

  •
  each of our named executive officers;

  •
  all of our current executive officers and directors as a group; and

  •
  each person known by us to beneficially own more than 5% of our outstanding shares of common stock.

        The percentage of beneficial ownership for the following table is based on an aggregate of 83,408,600 outstanding shares of our Common Stock (treating the 700,000 shares of Series A Convertible Preferred Stock (the "Series A Stock") held by the JLL Funds described below on an "as-if converted" basis). Beneficial ownership is determined under the rules and regulations of the SEC and does not necessarily indicate beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of common stock over which the stockholder has sole or shared voting or investment power. It also includes shares of Common Stock that the stockholder has a right to acquire within 60 days after March 14, 2012 through the exercise of any option or warrant. The percentage ownership of the outstanding shares of common stock, however, is based on the assumption, expressly required by the rules and regulations of the SEC, that only the person or entity whose ownership is being reported has exercised options or warrants into shares of our Common Stock.

        Unless otherwise indicated, the principal address of each of the stockholders below is c/o NetSpend Corporation, 701 Brazos Street, Austin, Texas 78701.

Name of Beneficial Owner	Amount and nature of beneficial ownership	Percent of class
Directors and named executive officers:
Daniel R. Henry(1)	2,093,891	2.5%
George W. Gresham(2)	375,480	*
Charles J. Harris(3)	430,167	*
Steven F. Coleman(4)	20,339	*
Anh Hatzopoulos(5)	164,589	*
Francisco Rodriguez(6)	21,839,225	26.2%
Thomas McCullough(7)	152,424	*
Ann H. Lamont(8)	22,456,747	26.9%
Daniel M. Schley(9)	327,088	*
Alexander Castaldi(6)	21,839,225	26.2%
Andrew Adams(10)	22,438,709	26.9%
Stephen A. Vogel(11)	55,372	*
All directors and executive officers as a group (14 persons)(12)	48,177,876	55.9%
Five percent stockholders:
Oak Investment Partners(13)	22,438,709	26.9%
JLL Partners(14)	21,839,225	26.2%

*
Represents less than one percent.

(1)
Includes 1,915,263 shares of Common Stock issuable upon the exercise of options that are currently exercisable or will become exercisable within 60 days (assumes that a new performance hurdle is not achieved during the next 60 days under Mr. Henry's performance option). Also includes an aggregate of 40,500 shares held by minor sons of Mr. Henry who share his home. Mr. Henry disclaims beneficial ownership of these shares.

(2)
Includes 255,000 shares of Common Stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days. Also includes 75,480 shares of restricted stock that are subject to forfeiture if the holder leaves the employ of the Company prior to the vesting of such shares.

(3)
Includes 50,000 shares of Common Stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days. Also includes 380,167 shares of restricted stock that are subject to forfeiture if the holder leaves the employ of the Company prior to the vesting of such shares.

(4)
Includes 20,339 shares of restricted stock that are subject to forfeiture if the holder leaves the employ of the Company prior to the vesting of such shares.

(5)
Includes 144,250 shares of Common Stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days. Also includes 20,339 shares of restricted stock that are subject to forfeiture if the holder leaves the employ of the Company prior to the vesting of such shares.

(6)
Includes 14,839,225 shares of Common Stock held by JLL Partners Fund IV, L.P. (4,239,677 shares), a Delaware limited partnership ("JLL Fund IV"), and JLL Partners Fund V, L.P. (10,599,548 shares), a Delaware limited partnership ("JLL Fund V" and collectively with JLL Fund IV, the "JLL Funds"). Also includes (on an "as-if converted" basis) 199,995 shares of Series A Stock held by JLL Fund IV and 500,005 shares of Series A Stock held by JLL Fund V. The shares of Series A Stock are essentially identical to the shares of Common Stock of the Company, except that the Series A Stock has no voting rights other than as may be required by applicable law. Shares of Series A Stock are convertible into Common Stock at the rate of ten shares of Common Stock for each share of Series A Stock; provided, however, that no holder of shares of Series A Stock may convert any of their shares into Common Stock if (i) upon completing such conversion the holder, together with its affiliates, would own or control shares of Common Stock representing 24.9% or more of the outstanding voting securities of the Company and (ii) such conversion would require prior approval or notice under any state law then applicable to the Company or its subsidiaries. Each of Mr. Rodriguez and Mr. Castaldi is an affiliate of the JLL Funds and may be deemed to be the beneficial owner of the shares held by them. Mr. Rodriguez and Mr. Castaldi disclaim beneficial ownership of the shares held by the JLL Funds. The JLL Funds have offices at 450 Lexington Avenue, 31st Floor, New York, NY 10017.

(7)
Includes 108,750 shares of Common Stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days. Also includes 13,674 shares of restricted stock that are subject to forfeiture if the holder ceases to provide services to the Company prior to the vesting of such shares.

(8)
Includes 22,084,178 shares of Common Stock held by Oak Investment Partners X, LP ("Oak X L.P.") and 354,531 shares of Common Stock held by Oak X Affiliates Fund, LP ("Oak X Affiliates" and, collectively with Oak X L.P., the "Oak Funds"). Ms. Lamont is a managing member of each of these entities and may be deemed to be the beneficial owner of the shares held by each of these entities. Ms. Lamont disclaims beneficial ownership of the shares held by the Oak Funds.

(9)
Includes 108,750 shares of Common Stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days. Also includes 32,295 shares of restricted stock that are subject to forfeiture if the holder ceases to provide services to the Company prior to the vesting of such shares.

(10)
Includes 22,084,178 shares of Common Stock held by Oak X L.P. and 354,531 shares of Common Stock held by Oak X Affiliates. Mr. Adams is an officer of Oak Management Corporation, which acts as the investment advisor to each of the Oak Funds, and may be deemed to be the beneficial owner of the shares held by each of these Funds. Mr. Adams disclaims beneficial ownership of the shares held by the Oak Funds.

(11)
Includes 30,372 shares of restricted stock that are subject to forfeiture if the holder ceases to provide services to the Company prior to the vesting of such shares.

(12)
Includes 2,808,896 shares of Common Stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days(assumes that a new performance hurdle is not achieved during the next 60 days under Mr. Henry's performance option). Also includes (i) 599,784 shares of restricted stock that are subject to forfeiture if the holders cease to provide services to the Company prior to the vesting of such shares, (ii) the shares held by the JLL and Oak Funds, the beneficial ownership of which is disclaimed by their representatives on the Company's Board of Directors and (iii) and aggregate of 40,500 shares held by the minor children of Mr. Henry. Mr. Henry disclaims beneficial ownership of these shares.

(13)
The principal address of Oak Investment Partners is 901 Main Avenue, Suite 600, Norwalk, CT 06851. Includes 22,084,178 shares of Common Stock held by Oak X L.P. and 354,531 shares of Common Stock held by Oak X Affiliates.

(14)
The principal address of the JLL Funds is 450 Lexington Avenue, 31st Floor, New York, NY 10017. Includes 4,239,677 shares of Common Stock held by JLL Fund IV and 10,599,548 shares of Common Stock held by JLL Fund V, L.P. Also includes (on an "as-if converted" basis) 199,995 shares of Series A Stock held by JLL Fund IV and 500,005 shares of Series A Stock held by JLL Fund V.

Equity Compensation Plan Information

        In October 2010, the Compensation Committee of the Company's Board of Directors adopted a new equity incentive plan, the Amended and Restated NetSpend Holdings, Inc. 2004 Equity Incentive Plan (the "2004 Plan"), which amended and replaced the 2004 Stock Option and Restricted Stock Plan. The Company has reserved 25,104,980 shares of its Common Stock for issuance under the 2004 Plan. The number of shares reserved for issuance under the 2004 Plan will increase automatically annually by a number of shares equal to the least of (1) 3% of the total outstanding shares of the Company's capital stock as of immediately prior to the increase, (2) 3,000,000 and (3) such lesser amount as determined by the Company's Board of Directors. The 2004 Plan authorizes the award of stock options, stock appreciation rights, restricted stock awards, performance units and other awards.

        In 2011, the Company granted 1,743,629 options to purchase shares of Common Stock and issued 15,269 restricted shares under the 2004 Plan.

        The following table provides information as of December 31, 2010, with respect to shares of our Common Stock that may be issued, subject to certain vesting requirements, under the Plan:

	A		C
		B
	Number of securities to be issued upon the exercise of outstanding options and warrants		Number of securities remaining available for future issuance under equity compensation securities reflected in column (A)
		Weighted-average exercise price of outstanding options and warrants
Equity compensation plans approved by security holders	11,397,710	$5.31	3,939,834
Equity compensation plans not approved by security holders	—	—	—

Total	11,397,710	$5.31	3,939,834

 PROPOSAL 2:
APPROVAL OF THE NETSPEND HOLDINGS, INC.
2012 EMPLOYEE STOCK PURCHASE PLAN

General

        On October 20, 2011, the Board of Directors adopted, subject to stockholder approval, the NetSpend Holdings, Inc. 2012 Employee Stock Purchase Plan (the "Stock Purchase Plan"). The Stock Purchase Plan provides for the purchase of shares of Common Stock by eligible employees of the Company and its subsidiaries through payroll deductions. A copy of the Stock Purchase Plan was filed with the Securities and Exchange Commission (the "SEC") as Exhibit 10.38 to our Annual Report on Form 10-K for the year ended December 31, 2011 and is available on the SEC's website at http://www.sec.gov or on our website under the heading "Investor Relations" at http://www.netspend.com. The following description of the terms and conditions of the Stock Purchase Plan is qualified in its entirety by reference to the actual Plan documentation.

Purpose

        The purpose of the proposed Stock Purchase Plan is to enable NetSpend Holdings, Inc. and its subsidiaries to attract and retain qualified employees and to offer eligible employees a convenient opportunity to purchase shares of the Company's stock. The Plan is intended to qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code (the Company can create a separate portion of the plan to enable employees who do not pay taxes in the U.S. to participate if desired in the future).

Administration

        The Compensation Committee has been designated by the Board of Directors as the ultimate administrator of the Stock Purchase Plan. The Compensation Committee has full authority to interpret the Stock Purchase Plan and to establish rules and regulations for its operation. The Board of Directors may, however, exercise any of the Compensation Committee's powers and duties under the Stock Purchase Plan. The Company's Human Resources department administers the day-to-day operation of the Stock Purchase Plan.

Purchases

        The Stock Purchase Plan permits shares of Common Stock to be sold to participating employees on the last business day of each purchase period at a price equal to 85% of the fair market value of the Common Stock on the first or last business day of that purchase period, whichever is lower. The first purchase period began on January 1, 2012 and, provided that the Stock Purchase Plan is approved by the stockholders at the Meeting, will end on June 30, 2012. Thereafter, each purchase period will last three months and will begin on the first business day of each calendar quarter. The Board of Directors has the power to change the duration of these purchase periods. In the event that the stockholders or the Board approve certain mergers, asset sales or liquidation plans for the Company, the termination of the then-current purchase period will be accelerated. The fair market value of our shares was $8.11 as of January 1, 2012 and so the per share purchase price for the initial purchase period under the Stock Purchase Plan will be the lesser of (i) $6.89 and (ii) 85% of the closing price of our Common Stock on June 29, 2012.

Eligibility

        Generally, all of the Company's employees who have completed 60 days of continuous service and whose customary employment is for more than 20 hours per week and at least five months per calendar year are eligible to participate in the Stock Purchase Plan. Employees who own more than 5% of the

Company's outstanding Common Stock may not participate. Members of the Board of Directors who are not also employees of the Company are not eligible to participate in the Plan. Participation in the Plan is voluntary. As of March 15, 2012, there were approximately 478 persons who were eligible to participate in the Stock Purchase Plan.

        The Compensation Committee has the power to allow employees who work or reside outside of the United States the opportunity to acquire shares of Common Stock pursuant to the Stock Purchase Plan in accordance with such special terms and conditions as the Compensation Committee may designate. The Company does not currently have any international employees and, because of the complexities inherent in expanding participation in the Plan outside of the United States, the Committee has not yet addressed this possible issue.

Number of Shares; Adjustments

        A total of 2,000,000 of the shares of Common Stock held in the Company's treasury may be issued under the Stock Purchase Plan, subject to adjustment in the event of a reorganization, recapitalization, reclassification, stock dividend, stock split, amendment to the Company's Certificate of Incorporation, reverse stock split or other like change in the capital structure of the Company. The Stock Purchase Plan will expire when this pool is exhausted.

Limits on Purchases

        No participant may purchase more than the lesser of (i)10,000 shares or (ii) shares having a fair market value (determined at the beginning of each purchase period) exceeding $25,000 under the Stock Purchase Plan in any calendar year. No employee can purchase shares of Common Stock under the Plan if, after such purchase, the employee would own shares of Common Stock possessing 5% or more of the total combined voting power of the capital stock of the Company.

Certain Terms and Conditions

        Participating employees may direct the Company to make payroll deductions of any multiple of 1% but not less than 1% or more than 20% of their compensation (including annual bonuses and commissions) during a given purchase period, subject to such other limitations as the Compensation Committee in its sole discretion may impose. Participating employees may withdraw from the Stock Purchase Plan or change the rate of their payroll deductions from time to time (although an employee who withdraws from the Plan may not re-enroll until the commencement of the third purchase period following the period during which they withdrew). A participant has no interest in the Common Stock to be purchased pursuant to the Stock Purchase Plan until such Common Stock is actually issued for the benefit of the participant pursuant to the Plan.

        The amounts contributed by participants in the Stock Purchase Plan are credited to stock purchase accounts maintained in their name. No interest is paid upon any amount credited to a participant's stock purchase account and each stock purchase account is established solely for accounting purposes. All amounts "credited" to the stock purchase accounts under the Plan remain part of the general assets of the Company and its participating subsidiaries and participants under the Stock Purchase Plan are general, unsecured creditors of the Company with respect to any amounts in their accounts. Participation in the Stock Purchase Plan is voluntary. Unless otherwise determined by the Compensation Committee, participants may not make contributions into the Plan other than through their payroll deductions.

        Subject to such alternative terms and conditions as the Compensation Committee in its sole discretion may impose, if the employment status of a participant changes so that they are no longer eligible to participate in the Stock Purchase Plan or if their employment is terminated for any reason (including death, disability or retirement), no further amounts shall be credited to the participant's stock purchase account and the existing balance of their account will be refunded in cash as soon as administratively feasible. Each participant may designate one or more beneficiaries who, upon the death of the participant, are to receive the shares of Common Stock or other amounts distributable to the participant.

Holding Period

        Except as the Compensation Committee otherwise permits, shares of Common Stock purchased under the Stock Purchase Plan may not be transferred for six months following their purchase. This required holding period will lapse in the event (i) the employment of a participant is terminated for any reason (including by reason of death, disability or retirement), (ii) the participant experiences and unforeseen financial emergency (as defined in the Stock Purchase Plan and as determined by the Plan administrator) or (iii) the occurrence of certain sales, mergers, dissolutions or liquidations involving the Company.

No Transfers

        The right to purchase Common Stock under the Stock Purchase Plan and the amounts credited to a participant's stock purchase account may not be assigned, transferred, pledged or hypothecated (whether by operation of law or otherwise), except by will or pursuant to the laws of descent and distribution, and will not be subject to execution, attachment or similar process.

Termination

        Unless earlier discontinued or terminated by the Board of Directors, the Stock Purchase Plan shall automatically terminate when all of the shares of Common Stock issuable thereunder have been sold. The Board of Directors may amend or discontinue the Stock Purchase Plan at any time, except that prior stockholder approval will be required for any amendment to the Plan that requires stockholder approval under the rules or regulations of any securities exchange that are applicable to the Company or which would permit the issuance of any shares of Common Stock under the Plan before a participant has paid for it in full.

Tax Matters

        The Stock Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code of 1986, as amended (the "Code"). Payroll deductions under the Stock Purchase Plan will be taxable to a participant as compensation for the year in which such amounts would otherwise have been paid to the participant. Any appreciation in the values of shares of Common Stock acquired under the Stock Purchase Plan is not taxable until the shares are disposed of. The way in which value realized upon the sale of shares acquired under the Plan is taxed will depend upon how long it was held prior to its disposition, as summarized below.

If a participant disposes of shares acquired under the Plan	Within 21 months of the date they purchased it (18 months with respect to the initial purchase period)	The participant must include as ordinary taxable income:
• The amount by which the fair market value of the shares on their date of purchase exceeds their purchase price.
The participant must include as capital gain (or loss):
• Any additional gain (or loss) realized on the disposition of the shares.
If a participant disposes of shares acquired under the Plan	After 21 months or more have passed since they purchased it (18 months with respect to the initial purchase period)	The participant must include as ordinary taxable income the lesser of:
• 15% of the fair market value of the shares on the first day of the Contribution Period in which it was purchased, or
• The amount, if any, by which the fair market value of the shares on their date of disposition exceeds their purchase price.
The participant must include as capital gain (or loss):
• Any additional gain (or loss) realized on the disposition of the shares.

        The Company will be allowed a tax deduction in the amount of ordinary income recognized by participants selling shares acquired under the Plan, if and to the extent that amount is an ordinary and necessary expense and satisfies the test for reasonable compensation.

Board Recommendation

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE NETSPEND HOLDINGS, INC. 2012 EMPLOYEE STOCK PURCHASE PLAN. Adoption of the Stock Purchase Plan requires a favorable vote of the holders of at least a majority of the shares of Common Stock present and entitled to vote at the Meeting. If the Stock Purchase Plan is not approved by the stockholders, the Plan will not be adopted and the amounts previously contributed to the Plan by the Company's employees will be refunded.

 NEW PLAN BENEFITS

        The future benefits or amounts that will be received by or allocated to the officers and employees of the Company and its subsidiaries if the Stock Purchase Plan is approved by the stockholders are not presently determinable because the number of shares to be issued to these individuals will vary depending upon the level of payroll deductions selected by eligible employees and the future price of the Company's Common Stock.

 PROPOSAL 3:
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        The Board of Directors has selected KPMG LLP for appointment as our independent registered public accounting firm for the fiscal year ending December 31, 2012, and though not required by our governing documents or the applicable SEC rules, the Board of Directors deems it good corporate practice to submit this appointment to a vote of the stockholders for ratification. KPMG LLP served as our independent registered public accounting firm for the fiscal year ended December 31, 2011. Representatives of KPMG LLP are expected to be present at the Annual Meeting of Stockholders to respond to appropriate questions and will have an opportunity to make a statement if they desire to do so.

FEES BILLED BY INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Audit Fees.    The aggregate Audit Fees billed for the fiscal years 2011 and 2010 for professional services rendered by KPMG LLP, were $450,000 and $650,000, respectively. Audit Fees consist of the aggregate fees billed for professional services rendered for the audit of the our annual financial statements and review of financial statements included in our quarterly reports and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years.

        Audit-Related Fees.    The aggregate Audit-Related Fees billed for fiscal years 2011 and 2010 by KPMG LLP were $87,000 and $85,000, respectively. Audit-Related Fees consist of the aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under "Audit Fees".

        Tax Fees.    There were no fees billed in each of the last two fiscal years for tax services provided by KPMG LLP.

        All Other Fees.    The aggregate of All Other Fees billed in fiscal years 2011 and 2010 by KPMG LLP were $2,000 and $45,000, respectively. All Other Fees consist of the aggregate fees billed for products and services, other than the services reported above.

        Pursuant to the Audit Committee's policy on pre-approval of fees and other compensation paid to the principal independent registered public accounting firm, the Audit Committee holds an annual committee meeting during which the committee determines the principal matters for which the principal independent registered public accounting firm will be engaged for the upcoming fiscal year. If any matters should arise during such fiscal year beyond those matters discussed at the annual committee meeting, the Audit Committee holds additional meetings, as necessary, specifically for the purpose of determining whether to engage the principal independent registered public accounting firm for such matters. Once the Audit Committee has determined to engage the principal independent registered public accounting firm with respect to any matter, whether such determination is made at an annual meeting of the Audit Committee or at a meeting held specifically for the purpose of making such determination, our Chief Financial Officer or other authorized financial officer executes the engagement letters of the principal independent registered public accounting firm prior to the commencement of any services. All fees paid in 2011 were approved in accordance with these procedures. All of the work performed in auditing our financial statements for the last two fiscal years by the principal independent registered public accounting firm, KPMG LLP, has been performed by their full-time, permanent employees.

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012.

 REPORT OF THE AUDIT COMMITTEE

To the Stockholders of NetSpend Holdings, Inc.:

        It is the responsibility of the members of the Audit Committee to contribute to the reliability of the Company's financial statements. In keeping with this goal, the Board of Directors adopted a written charter, which is posted on the Company's website at http://www.netspend.com in the "Corporate Governance" area of the "Investor Relations" section. The Audit Committee is satisfied with the adequacy of the charter based upon its evaluation of the charter during fiscal 2011. The Audit Committee met seven times during fiscal 2011. The composition of the Audit Committee is compliant with the rules of the Nasdaq Stock Market.

        The Audit Committee oversees the Company's financial reporting process on behalf of the entire Board of Directors. Management has the primary responsibility for the Company's financial statements and the reporting process, including the systems of internal controls. The primary responsibilities of the Audit Committee are to select and retain the Company's auditors (including review and approval of the terms of engagement and fees), to review with the auditors the Company's financial reports (and other financial information) provided to the SEC and the investing public, to prepare and publish this report and to assist the Board of Directors with oversight of the following:

  •
  the integrity of the Company's financial statements and material financial risk exposures;

  •
  the performance of our internal audit function;

  •
  compliance by the Company with standards of business ethics and legal and regulatory requirements;

  •
  the qualifications and independence of the Company's independent auditors; and

  •
  the performance of the Company's independent auditors.

        The Audit Committee does not provide any expert or special assurance as to the Company's financial statements or any professional certification as to the independent auditors' work.

        In the performance of its oversight function, the Audit Committee has reviewed and discussed the quarterly and audited financial statements, including the quality of accounting principles with management and the independent accountants. Additionally, the Audit Committee (i) reviewed and discussed the Company's audited consolidated financial statements for the fiscal year ended December 31, 2011 with the Company's management and with the Company's independent auditors; (ii) discussed with the Company's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended; and (iii) received the written disclosures and the letter from the Company's independent accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants' communications with the Audit Committee concerning independence and discussed with the Company's independent auditors the independent auditors' independence.

        Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the financial statements for the fiscal year ended December 31, 2011 be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

Submitted by the Audit Committee of the Board of Directors Tom A. McCullough (Chairman) Andrew W. Adams Stephen A. Vogel

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors and officers, and persons who own more than 10% of our outstanding Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock held by such persons. These persons are also required to furnish us with copies of all forms they file under this regulation.

        Except as provided below, to our knowledge, based solely on a review of the copies of such reports furnished to us and without further inquiry, during the fiscal year ended December 31, 2011, our directors, officers and beneficial owners of more than 10% of Common Stock complied with all applicable Section 16(a) filing requirements: Mr. McCullough was delinquent in filing his Statement of Changes in Beneficial Ownership of Securities on Form 4 with the SEC in connection with an open-market purchase of shares made in August 2011; Mr. DeVoglaer was delinquent in filing five Form 4s in connection with certain sales made by him pursuant to a 10(b)5-1 plan in December 2011; and Ms. Hatzopoulos was delinquent in filing a Form 4 in connection with a sale made by her pursuant to a 10(b)5-1 plan in November 2011.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

        Stockholders may submit proposals appropriate for stockholder action at the next Annual Meeting consistent with the regulations of the Securities and Exchange Commission. If a stockholder desires to have such proposal included in the Company's proxy statement and form of proxy distributed by the Board of Directors with respect to such meeting, the proposal must be received at our principal executive offices, 701 Brazos Street, Suite 1300, Austin, Texas 78701, Attention: Steven F. Coleman, Secretary and General Counsel, no later than 5:00 p.m. CDT on November 30, 2012, and must comply with the requirements of Rule 14a-8 of the Exchange Act.

        In addition, our Bylaws establish advance notice procedures with regard to certain matters, including stockholder proposals not included in our proxy statement and stockholder nominations to our Board of Directors, to be brought before an annual meeting. In general, our Secretary must receive notice of any such proposal not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting (in the case of the next annual meeting, not before December 28, 2012 and not later than January 27, 2013) at the address of our principal executive offices shown above. Such notice must include the information specified in Section 2.8(c) and Section 3.5, as applicable, of our Bylaws.

HOUSEHOLDING

        The SEC permits a single set of annual reports and proxy statements to be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding.

        As a result, if you hold your shares through a broker and you reside at an address at which two or more stockholders reside, you will likely be receiving only one annual report and proxy statement unless any stockholder at that address has given the broker contrary instructions. However, if any stockholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, or if any such stockholder that elected to continue to receive separate annual reports or proxy statements wishes to receive a single annual report or proxy statement in the future, that stockholder should contact their broker or send a request to our Secretary at our principal executive offices, 701 Brazos Street, Suite 1300, Austin, Texas 78701, telephone number (512) 532-8200. We will deliver, promptly upon written or oral request to the Secretary, a separate copy of the 2011 Annual Report and this Proxy Statement to a beneficial stockholder at a shared address to which a single copy of the documents was delivered. Similarly, you may also contact us if you received multiple copies of such materials and would prefer to receive a single copy in the future.

OTHER MATTERS

        We know of no other business which will be presented at the Annual Meeting other than as explained herein. Our Board of Directors has approved a process for collecting, organizing and delivering all stockholder communications to each of its members. To contact all directors on the Board of Directors, all directors on a committee of the Board of Directors or an individual member or members of the Board of Directors, a stockholder may mail a written communication to: NetSpend Holdings, Inc., Attention: Secretary, 701 Brazos Street, Suite 1300, Austin, Texas 78701, telephone number (512) 532-8200. All communications received in the mail will be opened by our Secretary and General Counsel, Steven F. Coleman, for the purpose of determining whether the contents represent a message to the Board of Directors. The contents of stockholder communications to the Board of Directors will be promptly relayed to the appropriate members. We encourage all members of the Board of Directors to attend the Annual Meeting of Stockholders, although we have no formal policy requiring attendance. All of the nominees for election to the Board of Directors attended last year's Annual Meeting.

        On February 24, 2012, we filed with the SEC an Annual Report on Form 10-K for the fiscal year ended December 31, 2011. The Annual Report on Form 10-K has been provided concurrently with this Proxy Statement to all stockholders entitled to notice of, and to vote at, the Annual Meeting.

        Stockholders may also obtain a copy of the Annual Report on Form 10-K and any of our other SEC reports, free of charge, (1) from the SEC's website at www.sec.gov, (2) from our website at www.netspend.com or (3) by writing to our Secretary at our principal executive offices, 701 Brazos Street, Suite 1300, Austin, Texas 78701, telephone number (512) 532-8200. The Annual Report on Form 10-K is not incorporated into this Proxy Statement and is not considered proxy solicitation material. Information contained on our website, other than this Proxy Statement, is not part of the proxy solicitation material and is not incorporated by reference herein.

ADDITIONAL INFORMATION ABOUT THE COMPANY

        You can learn more about the Company and our operations by visiting our website at www.netspend.com. Among other information we have provided there, you will find:

  •
  The charters of each of our standing committees of the Board of Directors;

  •
  Our code of business conduct and ethics;

  •
  Information concerning our business and recent news releases and filings with the SEC; and

  •
  Information concerning our Board of Directors and stockholder relations.

        For additional information about the Company, please refer to our 2011 Annual Report to Stockholders, which is being mailed with this Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS
Steven F. Coleman Secretary and General Counsel

Appendix A

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.
Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting date.

INTERNET
http://www.proxyvoting.com/ntsp
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

19558

V FOLD AND DETACH HERE V

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS AND "FOR" ITEMS 2 AND 3.	Please mark your votes as indicated in this example	☒

The Board of Directors recommends a vote "For All" of the director nominees and a vote "For" Items 2 and 3.

	ELECTION OF CLASS	FOR	WITHHOLD
	I I DIRECTORS	ALL	FOR ALL	*EXCEPTIONS			FOR	AGAINST	ABSTAIN
1.	Nominees:				2.	Proposal to approve the NetSpend Holdings, Inc. 2012 Employee Stock Purchase Plan.	☐	☐	☐
01 Thomas A.
	McCullough	☐	☐	☐
02 Daniel M. Schley
03 Alexander R. Castaldi
							FOR	AGAINST	ABSTAIN
(INSTRUCTIONS: To withhold authority to vote for any					3.	Ratification of the	☐	☐	☐
individual nominee, mark the "Exceptions" box above and						appointment of KPMG LLP
write that nominee's name in the space provided below.)						as independent registered public accounting firm.
*Exceptions

Mark Here for Address Change or Comments SEE REVERSE	☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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You can now access your NETSPEND HOLDINGS, INC. account online.

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    Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Proxy Statement and the 2011 Annual Report to Stockholders are available at: http://investor.netspend.com

 V FOLD AND DETACH HERE V

PROXY

NETSPEND HOLDINGS, INC.

2012 Meeting of Stockholders—April 27, 2012

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF NETSPEND HOLDINGS, INC.

        The undersigned hereby appoints Daniel R. Henry, George W. Gresham and Steven F. Coleman, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of NetSpend Holdings, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2012 Meeting of Stockholders of the Company to be held April 27, 2012 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

Address Change/Comments (Mark the corresponding box on the reverse side)

SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)	19558

Appendix B

NETSPEND HOLDINGS, INC.

2012 EMPLOYEE STOCK PURCHASE PLAN
Effective October 20, 2011

The following constitute the provisions of the NetSpend Holdings, Inc. 2012 Employee Stock Purchase Plan (the “Plan”), as adopted by NetSpend Holdings, Inc. (“Issuer”) and its Designated Subsidiaries described in Section 2 of this Plan (collectively, with Issuer, the “Company”).

1.                                      Introduction.

(a)                                 Purpose.  The purpose of the Plan is to enable the Company to obtain and retain the services of employees.  In addition, the Plan provides a convenient, meaningful opportunity for eligible Employees to purchase Common Stock of Issuer, thereby increasing their personal interest in the Company’s success.

(b)                                 Portion of Plan to Comply with Code Section 423.  The Company intends to have a portion of the Plan qualify as an “employee stock purchase plan” within the meaning of Code Section 423; and intends that such portion of the Plan be treated as a separate plan.  Such portion of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner that is consistent with Code Section 423.

(c)                                  Portions of Plan Not Complying with Code Section 423.  Section 20 of this Plan, and any additional provisions adopted by the Committee pursuant thereto, are intended by Issuer to allow creation of separate portions of the Plan providing for the offering of Common Stock other than through the portion of the Plan governed by Code Section 423, for purchase by individuals who are either (i) generally not subject to income taxation by the United States or (ii) employed by non-corporate Subsidiaries that are not eligible to be Designated Subsidiaries because they are described in clause (ii) of the definition of Subsidiary below.

2.                                      Definitions.

(a)                                 “Account” means an account established pursuant to Section 6(b) and maintained on the books and records of the Company to record the amount of all remaining Contributions accumulated with respect to a Participant as a result of deductions made from such Participant’s paychecks for the purpose of purchasing Shares under the Plan.

(b)                                 “Applicable Laws” shall mean all applicable laws, rules, regulations and requirements, including, but not limited to, corporate and securities laws of any of the United States, United States federal securities laws, the Code, the rules of any stock exchange or quotation system on which Shares are listed or quoted; and the applicable laws, rules, regulations and requirements of any other country or jurisdiction where Options are granted under the Plan or where Employees reside or provide services, as such laws, rules, regulations and requirements shall be in effect from time to time.

(c)                                  “Issuer” means NetSpend Holdings, Inc., a Delaware corporation.

(d)                                 “Board” means the Board of Directors of Issuer.

(e)                                  “Business Day” means any day (other than a Saturday or Sunday) on which the NASDAQ National Market (or the principal securities exchange on which the Common Stock of Issuer is then listed or admitted for trading) is permitted to be open for trading.

(f)                                   “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(g)                                  “Commencement Date” means the first calendar day of each Contribution Period of the Plan.

(h)                                 “Committee” means the Compensation Committee of the Board, or any successor committee of the Board with similar responsibilities; provided, however, that the Board shall have the power to take any action that may be taken by the Committee under this Plan, except to the extent such action would not comply with any Applicable Laws.

(i)                                     “Common Stock” means the Common Stock, par value $0.001 per share, of Issuer.

(j)                                    “Company” means collectively, Issuer and the Designated Subsidiaries (but only while a Designated Subsidiary is so designated).

(k)                                 “Compensation” means total cash compensation received by a Participant from the Company.  Compensation shall be limited to amounts received by a Participant during the period he or she is participating in the Plan and includes salary, wages, overtime premiums, bonuses and other incentive payments, amounts contributed by the Participant to any benefit plan maintained by the Company (including any Code Section 125 plan, Code Section 401(k) plan or any other deferred compensation plan), overtime pay, commissions, draws against commissions, shift differentials, sick pay, vacation pay, holiday pay and shutdown pay, except to the extent that the exclusion of any such item (or a subset of any such items) is specifically directed by the Plan Administrator for all Participants in a manner that does not violate Code Section 423.  “Compensation” does not include any remuneration paid in a form other than cash, fringe benefits (including car allowances, tuition assistance and relocation payments), employee discounts, expense reimbursement or allowances, long-term disability payments, workers’ compensation payments, welfare benefits, any contributions that the Company or any other Subsidiary makes to any benefit plan (including any 401(k) plan or any other welfare or retirement plan) on behalf of a Participant nor income realized as a result of participation in any stock option, restricted stock, stock purchase or similar plans of the Company or any other Subsidiary.

(l)                                     “Continuous Status as an Employee” means, with respect to an Employee, a period of employment by the Company without any interruption or termination of his or her service as an Employee of the Company.  Continuous Status as an Employee shall not be considered interrupted in the case of (i) medical leave; (ii) leave allowed under the Family and Medical Leave Act; (iii) personal leave; (iv) military leave; (v) jury duty;  (vi) any other leave of absence approved by the Plan Administrator; provided, however, that such leave does not exceed the respective time period designated by Company policy, unless re-employment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to Company policy adopted from time to time; or (vii)  transfers between locations of the Company, between Issuer and any of the Designated Subsidiaries, or between any of the Designated Subsidiaries.  See the definition of “Employee” for the effect of any Designated Subsidiary ceasing to be a Designated Subsidiary.

(m)                             “Contribution Period” means any period of three (six with respect to the first Contribution Period) consecutive months specified in Section 4(a), which shall be subject to change pursuant to Section 4(b); provided, however, that no Contribution Period shall exceed 12 months.

(n)                                 “Contributions” means all amounts credited to the Account of a Participant pursuant to the Plan.

(o)                                 “Designated Subsidiaries” means all Subsidiaries that are either corporations described in clause (i) of the definition of Subsidiary below or are treated as corporations under the Code as described in clause (iii) of that definition.  The initial set of Designated Subsidiaries includes NetSpend Corporation, a Delaware corporation, Skylight Acquisition I, Inc., a Delaware corporation, Skylight Financial, Inc., a Delaware corporation, and NetSpend Payment Services, Inc., a Delaware corporation.  The Committee may designate additional subsidiaries (whether now existing or hereafter created or acquired) as employers that are eligible to participate in the portion of the Plan that is subject to Code Section 423 at any time and from time to time in its sole discretion.  This definition of Designated Subsidiaries shall be interpreted consistently with Code Section 424(f).

(p)                                 “Employee” means any individual who is a common-law employee of the Company for purposes of tax withholding under Code Section 3401(c), including an officer or director who is also such an employee, but excluding any individual whose customary employment is (i) less than 20 hours per week or (ii) for not more than 5 months in any calendar year.  If the Committee determines that any Designated Subsidiary shall no longer be a Designated Subsidiary or if a Designated Subsidiary ceases to be a Designated Subsidiary because it is no longer a Subsidiary, the employees of such Designated Subsidiary shall automatically cease to be Employees or Participants as of the effective date of such event.

(q)                                 “ESPP Broker” means the licensed broker-dealer or other financial services firm designated from time to time by the Plan Administrator in accordance with Section 9(a) to assist in administering this Plan.

(r)                                    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(s)                                   “Fair Market Value” means, with respect to the Common Stock on a given date, the last reported sale price for the Common Stock for such date, or if such date is not a Business Day, the last reported sale price for the Common Stock for the last Business Day preceding such date, as quoted on the NASDAQ National Market (or the principal exchange upon which shares of the Common Stock of Issuer may then be listed or admitted for trading); provided, however, that if the Common Stock ceases to be listed for trading on the NASDAQ National Market or any stock exchange, “Fair Market Value” of the Common Stock for a given date shall mean the value determined in good faith by the Committee.

(t)                                    “New Purchase Date” shall have the meaning set forth in Section 13.

(u)                                 “Option” shall mean a right granted to a Participant under Section 7, as of the Commencement Date of a Contribution Period, to purchase Shares as of the Purchase Date in that Contribution Period.

(v)                                 “Participant” means any Employee who is eligible and has elected to participate in the Plan accordance with Sections 3 and 5; and who has not withdrawn from the Plan or whose participation in the Plan is not otherwise terminated.

(w)                               “Plan” means this NetSpend Holdings, Inc. 2012 Employee Stock Purchase Plan, as it may be amended from time to time.

(x)                                 “Plan Administrator” means the Committee or any employees of the Company designated to administer the Plan; provided, however, that, notwithstanding any such designation, the Committee shall have the power to take any action that may be taken by the Plan Administrator under this Plan, except to the extent such action would not comply with any Applicable Laws.

(y)                                 “Purchase Date” means the last calendar day of each Contribution Period of the Plan.

(z)                                  “Purchase Price” means, with respect to a Contribution Period, an amount equal to 85% of the Fair Market Value of a Share on the Commencement Date or on the Purchase Date, whichever is lower.

(aa)                          “Required Holding Period” shall have the meaning set forth in Section 9(c).

(bb)                          “Reserves” means the sum of (i) the number of Shares covered by Options granted under the Plan that have not yet been exercised and (ii) the number of Shares that have been authorized for issuance under the Plan but have not yet been placed under an Option.

(cc)                            “Share” means a share of Common Stock, as adjusted in accordance with Section 12.

(dd)                          “Subsidiary” means any of the following entities:

(i)                                     a corporation, domestic or foreign, of which not less than 50% of the total combined voting power of all classes of stock is held by Issuer or any corporate subsidiary of Issuer, whether or not such corporation now exists or is hereafter organized or acquired by Issuer or another such subsidiary of Issuer;

(ii)                                  an unincorporated business entity, domestic or foreign, such as a limited liability company or partnership, in which Issuer or another Subsidiary holds directly or indirectly not less than 50% of the total combined voting power with respect to all classes of equity ownership of such entity; or

(iii)                               an unincorporated business entity described in the preceding clause (ii) that either (A) has duly elected under applicable Treasury Regulations to be an association treated as a corporation for United States federal income tax purposes, and such election continues in effect; or (B) is disregarded as a separate entity for United States federal income tax purposes, has not made an election described in the preceding clause (A) and, pursuant to applicable Treasury Regulations, its assets are considered to be owned by Issuer or another Subsidiary that is a corporation or is treated as one under the preceding clause (A); whether or not such unincorporated business entity now exists or is hereafter organized or acquired by Issuer or another Subsidiary of Issuer.

(ee)                            “Unforeseen Financial Emergency” means an unanticipated emergency that is caused by an event beyond the control of the Participant that would result in severe financial hardship to the Participant, and which cannot be relieved through other reasonable means available to the Participant, resulting from (i) a sudden and unexpected illness or accident of the Participant or his or her spouse or a dependent of the Participant, (ii) a loss of the Participant’s property due to casualty, or (iii) some other extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all as determined in the discretion of the Plan Administrator

3.                                      Eligibility.

(a)                                 Eligible Employees.  Any individual who is an Employee, immediately after he or she has completed 60 calendar days of Continuous Status as an Employee, shall become eligible to participate in the Plan on the first day of the month coincident with or next following completion of such period of service, subject to the requirements of the following paragraph (b), Sections 5(a), Section

6(c)(i), Section 11 and the limitations imposed by Code Section 423(b).  Except as otherwise provided in the following paragraph (b), each Employee who is eligible to participate in this Plan shall have the same rights and privileges under the Plan.

(b)                                 Limitations on Option Grants to Eligible Employees.  Notwithstanding any contrary provisions of the Plan, no Employee shall be granted an Option under the Plan (except for Options granted under any portion of the Plan not intended to be subject to the requirements of Code Section 423):

(i)                                     if, immediately after the grant, such Employee (together with any other person whose Issuer stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of Issuer or of any Subsidiary that is a corporation (or is treated as one under the Code) and/or hold outstanding options to purchase stock possessing in the aggregate 5% or more of the total combined voting power or value of all classes of issued and outstanding stock of Issuer or of any such Subsidiary; or

(ii)                                  if such Option would permit his or her rights to purchase stock under all employee stock purchase plans described in Section 423 of the Code of Issuer or of any Subsidiary that is a corporation (or is treated as one under the Code) to accrue at a rate that exceeds $25,000 of the Fair Market Value of such stock (determined at the time such Option is granted) or that exceeds 10,000 Shares, for any calendar year in which such Option is outstanding at any time.

Without limiting the Committee’s authority under Section 19, it shall have the power to amend the Plan by changing the conditions for eligibility to participate in the Plan with respect to future grants of Options, without shareholder approval, if such change is announced at least 30 calendar days before the next Commencement Date on which Options are to be granted, and only if such eligibility conditions comply with the requirements of Code Section 423(b)(4).

4.                                      Contribution Periods.

(a)                                 Initial Contribution Periods.  Subject to the following paragraph (b), the Plan shall be implemented by a series of consecutive Contribution Periods commencing on the first calendar day of each fiscal quarter and ending on the last calendar day of each such quarter; provided, however, that the first Contribution Period under this Plan shall commence on January 1, 2012 and shall end on June 30, 2012.  The Plan shall continue until terminated in accordance with Section 13 or Section 19.

(b)                                 Changes.  The Committee shall have the power to change the duration and/or frequency of Contribution Periods with respect to future purchases of Shares, without shareholder approval, if such change is announced to all Employees who are eligible under Section 3 at least five Business Days before the Commencement Date of the first Contribution Period to be affected by the change; provided, however, however, that no Contribution Period shall exceed 12 months.

5.                                      Participation.

(a)                                 Enrollment Process.  An eligible Employee may become a Participant by following the established enrollment procedure as directed by the Plan Administrator, or any other entity designated by the Plan Administrator, before the Commencement Date of the applicable Contribution Period, unless an earlier or later time for completing the enrollment procedure is set by the Plan Administrator for all eligible Employees with respect to a given Contribution Period.  Each eligible Employee who elects to participate for a Contribution Period shall determine the percentage of his or her future Compensation, subject to the limits in Sections 3(b)(ii) and 6(a), to be deducted from his or her paychecks after the Commencement Date for that Contribution Period and allocated to his or her Account as Contributions to the Plan.

(b)                                 Payroll Contributions.  Payroll deductions for a Contribution Period shall commence from the first payroll following the Commencement Date for such Period and shall end on the last payroll paid on or before the Purchase Date of the Contribution Period, unless sooner terminated as provided in Section 10.  A Participant who has elected to participate during a Contribution Period shall automatically participate in future Contribution Periods at the same rate of Contributions until the Participant’s rate of Contributions is changed pursuant to Section 6, or the Participant withdraws from the Plan or ceases to be an Employee as provided in Section 10.

6.                                      Method of Payment of Contributions.

(a)                                 Contribution Amounts.  Subject to the limitations of Sections 3(b) and 11, a Participant shall elect to have Contributions made as payroll deductions on each payday during the Contribution Period in any percentage of his or her Compensation that is not less than 1% and not more than 20% (or such other maximum percentage as the Committee may establish from time to time before any Commencement Date) of such Participant’s Compensation on each payday during the Contribution Period.  Contribution amounts shall be withheld in whole percentages only.

(b)                                 Accounts.  Accounts will be maintained for each Participant in the Plan.  All payroll deductions made by a Participant as Contributions shall be credited to his or her Account.  A Participant may not make any additional payments into his or her Account.  A Participant’s Account balance shall remain the property of the Participant at all times, subject to the limitations of Sections 16 and 17, but the funds deducted from his or her paychecks may be commingled with the general funds of the Company, except to the extent such commingling may be prohibited by any Applicable Laws.  No interest shall accrue on the Contributions or the Account balance of a Participant in the Plan, unless otherwise determined necessary by the Plan Administrator for the Accounts of Participants in any portion of the Plan that is not intended to qualify under Code Section 423.

(c)                                  Contribution Changes by a Participant.

(i)                                     A Participant may discontinue his or her participation in the Plan as provided in Section 10.  A Participant who enrolls in the Plan and thereafter discontinues his or her participation in the Plan may not re-enroll in the Plan until the two consecutive Contribution Periods following the Contribution Period in which such discontinuation was effective shall have elapsed.  For purposes of the foregoing, a change in a Participant’s payroll deduction rate to less than 1% shall be treated as an election by the Participant to discontinue his or her participation in the Plan.

(ii)                                  Unless otherwise provided by the Plan Administrator, a Participant may increase or decrease the payroll deduction rate applicable to his or her Contributions by following such administrative procedures as may be established by the Plan Administrator. The rate adjustment shall be effective as soon as administratively feasible.

(d)                                 Contribution Changes by the Company.  Notwithstanding the foregoing, to the extent necessary to comply with Section 3(b), Section 11 and Code Section 423(b)(8), the Plan Administrator may in its sole discretion direct the Company to reduce a Participant’s payroll deductions for Contributions during any Contribution Period.  If that occurs, any such Participant’s payroll deductions shall re-commence, at the Contribution rate provided in the Participant’s most recently submitted enrollment materials, at the beginning of the first Contribution Period that is scheduled to end in the next succeeding calendar year, unless any such limit continues to apply in that Contribution Period or the Participant terminates his or her payroll deductions as provided in Section 10.

7.                                      Grant of Options.  On the Commencement Date of each Contribution Period, each eligible Employee participating in such Contribution Period shall be granted the right and option to purchase (an “Option”), on the next Purchase Date, a number of Shares determined by dividing (a) such Employee’s Contributions accumulated before such Purchase Date and retained in the Participant’s Account as of the Purchase Date by (b) the applicable Purchase Price, subject to the limitations set forth in Sections 3(b) and 11.

No Participant shall have any interest or voting right in Shares covered by any Option granted to him or her under this Plan until the Option has been exercised.

8.                                      Exercise of Options.  Unless a Participant withdraws from the Plan or ceases to be an eligible Employee, his or her Option for a Contribution Period shall be exercised automatically on the Purchase Date of the Contribution Period; and the maximum number of Shares (which may include a fractional Share) subject to the Option will be purchased at the applicable Purchase Price with the accumulated Contributions remaining in his or her Account.  The Shares purchased upon exercise of an Option hereunder shall be deemed to be transferred to the Participant on the Purchase Date.  During a Participant’s lifetime, his or her Options shall be exercisable only by the Participant.  Any Options held by a Participant shall not be exercisable after his or her death.

9.                                      Delivery of Shares, Holding Periods and Dividends.

(a)                                 Delivery of Shares to ESPP Broker.  As promptly as practicable after the Purchase Date of each Contribution Period, the number of Shares purchased by each Participant upon exercise of his or her Option shall be issued by Issuer and deposited into a brokerage account established in the Participant’s name with the ESPP Broker, for and on behalf of the Participant, in accordance with procedures established from time to time by the Plan Administrator.  The terms of such ESPP Broker account shall be at the sole discretion of the Plan Administrator and a Participant’s participation in the Plan is expressly conditioned on his or her acceptance of such terms.

(b)                                 Conditions Preceding Issuance of Shares.  Shares shall not be issued with respect to an Option unless the exercise of the Option and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, applicable state securities laws and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for Issuer with respect to such compliance.  As a further condition to the exercise of an Option, Issuer may require the Participant exercising the Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel Issuer, such a representation is required by any of the Applicable Laws mentioned above.

(c)                                  Disposition of Shares; Holding Periods; Brokerage Accounts.  Any ESPP Broker account established to hold a Participant’s Shares shall be titled solely in the name of the Participant, unless the Participant is notified by the Plan Administrator that the account may be titled or re-titled jointly with another person, consistent with the policies of the ESPP Broker and Applicable Law.  The Participant may dispose of the Shares in his or her ESPP Broker account at any time after the Required Holding Period, whether by sale, exchange, gift or other transfer of title, in which case applicable transaction fees will be charged.  After the Required Holding Period expires with respect to any Shares purchased by a Participant under the Plan, the Participant, at his or her option, may also elect to (i) keep the Shares in their ESPP Broker account; (ii) request a DRS transfer (book entry registration without a certificate) or (iii) transfer, at the Participant’s expense, all or some of the Shares credited to the Participant’s ESPP Broker account to an account with another broker chosen by the Participant.

A “Required Holding Period” applies to Shares purchased under the Plan.  Shares purchased under the Plan may not be sold, assigned, pledged or otherwise transferred of disposed of during the Required Holding Period.  The “Required Holding Period” shall mean, with respect to a Share in the Participant’s Account, the period commencing on the Purchase Date of the Share and ending on the six-month anniversary of such Date, or, if earlier, upon:

(i)            termination of the Participant’s Continuous Status as an Employee (with the Company and all Subsidiaries) for any reason (including death or retirement) or any other change in a Participant’s employment status that results in the Participant no longer being eligible to participate in the Plan;

(ii)           the Participant’s receipt of disability benefits under a long-term disability plan covering Employees of the Company (or, if such Participant is not employed in a classification that is covered by the plan, a determination by the Plan Administrator that such Participant would be eligible to receive disability benefits under the plan if such Participant were employed in an eligible classification);

(iii)          the Participant’s experiencing an Unforeseen Financial Emergency; or

(iv)          the occurrence of any event described in Section 13 that would give rise to a New Purchase Date.

(d)                                 Other Transfer Restrictions.  The Committee shall have the sole and absolute discretion to change the Required Holding Period and otherwise add or remove restrictions on the Participant’s right to transfer or otherwise dispose of Shares.  Any increase in the Required Holding Period or imposition of additional transfer restrictions shall apply only for Shares purchased during Contribution Periods that begin after all eligible Employees have been given notice of the new or increased holding period, which notice shall be given at least five Business Days before the Commencement Date of the first Contribution Period in which Shares that will be subject to such new or increased holding period may be purchased.  Notwithstanding the foregoing sentence, nothing herein shall be construed to limit the Committee’s authority to impose such transfer restrictions (either retroactively, prospectively or both) as the Committee determines are necessary or appropriate to ensure compliance with Applicable Laws.

(e)                                  Dividends.  Dividends paid in the form of cash, Shares or other non-cash consideration with respect to the Common Stock in a Participant’s ESPP Broker account established under this Section 9 shall be credited to such ESPP Broker account.  However, if a Participant holding Shares in any ESPP Broker account is subject to United States withholding taxes on any dividends payable with respect to the Shares, all cash dividends payable on those Shares shall be paid by Issuer net of the applicable United States withholding taxes on such dividends, which taxes shall be withheld by Issuer and paid to the appropriate United States tax authorities.  The Company or any other Subsidiary employing each Participant shall annually notify the Participant, as part of its periodic reporting obligations under Applicable Laws, of the amount of such withholding applicable to dividends on the Participant’s Shares in an ESPP Broker account, in order to enable the Participant to apply for any applicable tax credit in each country in which the Participant is subject to taxes on such dividends.

10.                               Voluntary Withdrawal; End of Employee Status.

(a)                                 Withdrawal.  A Participant may withdraw from the Plan by following the established administrative procedures as directed by the Plan Administrator, or other entity designated by the Plan Administrator. The withdrawal request will be effective as soon as administratively feasible.  However, any withdrawal request must be made at least 31 calendar days before the end of a Contribution Period or such withdrawal request shall not be effective until the next following Contribution Period.  If a withdrawal request is effective during a Contribution Period, all of the Participant’s Contributions credited to his or her Account for that Contribution Period will be paid to him or her, his or her Option granted for that Contribution Period will be automatically terminated, and the Participant may not make any further Contributions for the purchase of Shares until he or she re-enrolls.  In order to re-enroll, the time period described in Section 6(c)(i) must have elapsed and the Participant must follow the procedures described in Section 5(a).  A request by a Participant to reduce his or her payroll deduction percentage to less than 1% will be treated as an election to withdraw from the Plan.

(b)                                 End of Employee Status.  Upon termination of the Participant’s Continuous Status as an Employee before the Purchase Date of a Contribution Period for any reason including his or her death or retirement, or if the Participant remains employed by a Subsidiary that ceases to be a Designated Subsidiary before that Purchase Date, the Contributions credited to his or her Account for that Contribution Period will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under Section 15; and his or her Option for that Contribution Period will be automatically terminated.  Whether the Participant’s Continuous Status as an Employee has been terminated shall be determined by the Plan Administrator in its sole discretion.

(c)                                  Other Plans.  A Participant’s withdrawal from the Plan shall not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or any other Subsidiary.

11.                               Limit on Shares Available under this Plan.

(a)                                 Maximum Number.  Subject to adjustment as provided in Section 12, the maximum number of Shares that may be offered and issued under the Plan shall be 2,000,000.  If any Option granted under the Plan shall for any reason terminate without having been exercised, at a time when such maximum number of Shares has not been reached, the Shares not purchased under such Option shall again become available for offering and issuance under the Plan.

(b)                                 Application of Limit.  If the Plan Administrator determines that, on a given Purchase Date, the number of Shares with respect to which Options are to be exercised will exceed (i) the number of Shares that were available for sale under the Plan on the Commencement Date of the applicable Contribution Period or (ii) the number of Shares available for sale under the Plan on such Purchase Date, the Plan Administrator may in its sole discretion provide that the Company shall make a pro rata allocation of the Shares available for purchase on such Commencement Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants on such Purchase Date.  If such event occurs at the beginning of a Contribution Period, the Company may appropriately reduce the payroll deductions to be made pursuant to the Participants’ authorizations for that Contribution Period, and the Company shall give notice of such reduction to each Participant affected thereby.  If such event occurs at the end of a Contribution Period, the Company shall refund to each affected Participant any Contributions made for that Contribution Period that cannot be used to purchase Shares.

12.                               Adjustments Upon Changes in Capitalization.

(a)                                 Adjustments.  Subject to any required action by the shareholders of Issuer and subject to Section 13, upon (or, as may be necessary to effect the adjustment, immediately prior to) a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock (including any such change in the number of Shares effected in connection with a change in domicile of Issuer), a merger, consolidation or reorganization or any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Stock, or an exchange of Common Stock or other securities of Issuer, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock, the Committee shall equitably and proportionately adjust (i) the number of Shares constituting the Reserves, as well as the maximum number of Shares that may be purchased by a Participant in a calendar year pursuant to Section 3(b)(ii); (ii) the maximum number of Shares set forth in Section 11; (iii) the price per Share covered by each Option that has not yet been exercised; and/or (iv) the securities, cash or other property deliverable upon exercise or payment of any outstanding Options, in each case to the extent necessary to preserve (but not increase) the level of incentives intended by the Plan and the then-outstanding Options and otherwise to account for the effects of the transaction.  The Committee’s determination with respect to the adjustment shall be final, binding and conclusive.  Except as expressly provided herein, no issue by Issuer of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares reserved hereunder or subject to an Option hereunder.

(b)                                 Compliance with Applicable Laws.  It is intended that, if possible, any adjustments contemplated by the preceding paragraph be made in a manner that satisfies Applicable Laws (including, without limitation and as applicable in the circumstances, Code Sections 424 and 409A) and accounting requirements (so as to not trigger any charge to earnings with respect to such adjustment).

(c)                                  Authority of Committee.  Without limiting the generality of Section 14, any good faith determination by the Committee as to whether an adjustment is required in the circumstances pursuant to this Section 12, and the extent and nature of any such adjustment, shall be conclusive and binding on all persons.

13.                               Effect of Sale, Merger or Liquidation.  If either (a) Issuer or its shareholders enter into an agreement to dispose of all or substantially all of the assets or outstanding capital stock of Issuer by means of a sale, merger or reorganization in which Issuer will not be the surviving corporation (other than a reorganization effected primarily to change the state in which Issuer is incorporated, a merger or consolidation with a wholly-owned Subsidiary that is a corporation (or is treated as one under the Code) or any other transaction in which there is no substantial change in the shareholders of Issuer or their relative stock holdings, regardless of whether Issuer is the surviving corporation) or (b) Issuer is liquidated, then the Contribution Period in progress at the time of such transaction or liquidation shall be shortened and a new Purchase Date shall be set (the “New Purchase Date”), as of which date the Contribution Period then in progress will terminate.  The New Purchase Date shall be on or before the date of consummation of such transaction or liquidation, and the Plan Administrator shall notify each Participant in writing, at least 10 Business Days before the New Purchase Date, that the Purchase Date for his or her Option has been changed to the New Purchase Date and that his or her Option will be exercised automatically on the New Purchase Date, unless before such date, the Participant has withdrawn from the Plan for that Contribution Period as provided in Section 10.

14.                               Administration.  The Plan Administrator shall supervise and administer the Plan and shall have full power to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the Plan and not inconsistent with the Plan, to construe and interpret the Plan and to make all other determinations necessary or advisable for the administration of the Plan.  The Plan

Administrator may delegate ministerial duties to such of the Company’s other employees, outside entities and outside professionals as the Plan Administrator so determines.

15.                               Death of Participant.  If Participant dies, the Company shall deliver any Shares and cash in the Participant’s Account to the executor or administrator of the estate of the Participant or, if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

16.                               Transferability.  Neither Contributions credited to a Participant’s Account nor any rights with regard to the exercise of an Option may be assigned, transferred, pledged or otherwise disposed of in any way (other than as provided in Section 15) by the Participant or any person entitled to the Account balance or such rights under Section 15.  Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election by the Participant to withdraw from the Plan in accordance with Section 10.  Furthermore, no balance in a Participant’s Account or Shares that have not been delivered shall be subject to any debts, contracts, liabilities, engagements or torts of the Participant or any person entitled to the Account balance or such Shares under Section 15.

17.                               Use of Funds.  All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose; and the Company shall not be obligated to segregate such Contributions.  The Plan is unfunded and shall not create nor be construed to create a trust or separate fund of any kind or a fiduciary relationship among the Company, the Board, the Committee, the Plan Administrator and any Participant.  To the extent a Participant acquires a right to receive payment from the Company pursuant to the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

18.                               Reports.  Account statements will be made available (at times directed by the Plan Administrator) to participating Employees by the Company and/or the ESPP Broker.  For each Contribution Period, those statements will set forth the amounts of Contributions, the per Share Purchase Price, the number of Shares purchased, the remaining Account balance, if any, and the balance of any ESPP Broker account.

19.                               Amendment or Termination of Plan.

(a)                                 General Authority; Mandatory Termination.  The Committee may at any time terminate the Plan and may from time to time amend the Plan in any manner it deems necessary or advisable; provided, however, that no such action shall adversely affect any Options then outstanding under the Plan unless such action is required to comply with Applicable Laws; and provided, further, that no such action of the Committee shall be effective without the approval of Issuer’s shareholders if such approval is required by Applicable Laws.  The Plan was approved by the Board on October 20, 2011 and the Plan will automatically terminate if it is not approved by the stockholders of Issuer at the first annual meeting of the stockholders of Issuer held following the Board’s approval of the Plan, with any such termination to be effective on the date of such meeting.  Upon any termination of the Plan, any balance in a Participant’s Account shall be refunded to him or her as soon as practicable thereafter, unless the Committee terminates the Plan on a Purchase Date or by the Committee’s setting a New Purchase Date with respect to a Contribution Period then in progress.

(b)                                 Administrative Amendments and Similar Actions.  Without shareholder approval and without regard to whether any Participant rights may be considered to have been adversely affected, the Committee shall be entitled to change the Contribution Periods, limit the frequency and/or number of changes in the amount deducted during a Contribution Period, establish the exchange ratio applicable to amounts deducted in a currency other than United States dollars, permit payroll deductions in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed payroll deduction elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts deducted from the Participant’s Compensation, and establish such other limitations or procedures as the Committee determines in its sole discretion to be advisable and consistent with the Plan.

(c)                                  Exhaustion of Reserves.  The Plan shall automatically terminate on the date when all of the Shares that were reserved under Section 11 for issuance under the Plan have been purchased by Participants under the Plan.

20.                               International Participants and Employees of Non-corporate Subsidiaries.

(a)                                 Adoption of Special Provisions by Certain Subsidiaries.  The Committee shall have the power and authority to allow any of Issuer’s Subsidiaries other than Designated Subsidiaries to adopt and join in one of the following portions of this Plan that is not intended to comply with Code Section 423, as described in Section 1(c):

(i)                                     A portion for employees of any such Subsidiary who are generally not subject to income taxation by the United States (the “Non-U.S. Portion”), or

(ii)                                  A portion for employees who are employed by any non-corporate Subsidiary that is not eligible to be a Designated Subsidiary because it is described in clause (ii) of the definition of Subsidiary (the “Non-corporate Portion”).

(b)                                 Terms and Conditions for Any Non-U.S. Portion of the Plan.  If the Committee allows any Subsidiary other than a Designated Subsidiary to adopt the Non-U.S. Portion of the Plan, the Committee may allow certain employees of such Subsidiaries who work or reside outside of the United States an opportunity to acquire Shares in accordance with such special terms and conditions as the Committee may adopt from time to time, which terms and conditions may modify the terms and conditions set forth elsewhere in this Plan, with respect to such employees, to the extent permitted under the following paragraph (d).  Without limiting the authority of the Committee, the special terms and conditions that may be adopted with respect to any foreign country need not be the same for all foreign countries; and may include but are not limited to the right to participate, procedures for elections to participate, the payment of any interest with respect to amounts received from or credited to Accounts held for the benefit of such employees who elect to participate, the purchase price of any Shares to be acquired, the length of any Contribution Period, the maximum amount of contributions, credits or Shares that may be acquired by any such participating employees, and a participating employee’s rights in the event of his or her death, disability, withdrawal from participation in the purchase of Shares under the Non-U.S. Portion of the Plan, or termination of employment.

(c)                                  Terms and Conditions for Any Non-corporate Portion of the Plan.  If the Committee allows any non-corporate Subsidiary to adopt the Non-corporate Portion of the Plan, the Committee may allow certain employees of such Subsidiaries an opportunity to acquire Shares in accordance with such special terms and conditions as the Committee may adopt from time to time, which terms and conditions may modify the terms and conditions set forth elsewhere in this Plan, with respect to such employees, to the extent permitted under the following paragraph (d).  Without limiting the authority of the Committee, the special terms and conditions that may be adopted with respect to any non-corporate

Subsidiary need not be the same for all non-corporate Subsidiaries; and may include but are not limited to the right to participate, procedures for elections to participate, the payment of any interest with respect to amounts received from or credited to Accounts held for the benefit of such employees who elect to participate, the purchase price of any Shares to be acquired, the length of any Contribution Period, the maximum amount of contributions, credits or Shares that may be acquired by any such participating employees, and a participating employee’s rights in the event of his or her death, disability, withdrawal from participation in the purchase of Shares under the Non-corporate Portion of the Plan, or termination of employment.

(d)                                 Compliance with Applicable Laws; Effect of Code Section 409A.  Any purchases of Common Stock made pursuant to the provisions of this Section 20 shall not be subject to the requirements of Code Section 423, but shall be made pursuant to any other Applicable Laws; provided, however, the granting of any Options under this Section 20 shall be completed and administered only in a manner that is intended to either (i) comply with Code section 409A, or (ii) be exempt from taxation imposed by Code section 409A(a)(1)(A) or (B), so as to prevent any such taxation being imposed on participants receiving any such grant.  For example, Options granted under this Section 20 may either:

(i)                                     comply with Code Section 409A by either specifying exercise prices that are not less than the fair market value of the Common Stock at the date of grant, or specifying Purchase Dates that are fixed dates or made contingent upon the occurrence of certain earlier or later payment events permitted under Code section 409A, in either case when the Options are granted; or

(ii)                                  be exempt from Code Section 409A if granted under the Non-U.S. Portion of the Plan to certain non-resident alien individuals employed by Subsidiaries that are not Designated Subsidiaries and operate outside the United States, to the extent the latter type of grant is treated under Section 1.409A-1(b)(8) of the Treasury Regulations as not providing deferred compensation for such individuals.

21.                               Notices.  All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22.                               Term of Plan; Effective Date.  The Plan shall become effective upon approval by the Board and shall continue in effect until all of the Reserves are exhausted or such earlier time as the Plan is terminated pursuant to Section 19.

23.                               Governing Law.  Except as otherwise explicitly stated in the Plan, the validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable United States federal laws.

24.                               Severability.  If any provision of the Plan is or becomes invalid, illegal, or unenforceable in any jurisdiction or would disqualify the Plan under any law, such provision shall be construed or deemed amended to conform to Applicable Laws; or if it cannot be so construed or deemed amended without materially altering the intent of the Plan, such provision shall be stricken as to such jurisdiction, and the remainder of the Plan shall remain in full force and effect.

25.                               No Rights as an Employee.  Nothing in the Plan shall be construed to give any individual (including an Employee or Participant) the right to remain in the employ of Issuer or any Subsidiary, nor to affect the right of Issuer or any Subsidiary to terminate the employment of any individual (including the Employee or Participant) at any time with or without cause.  Nothing in this Plan shall confer on any person any legal or equitable right against Issuer or any Subsidiary, or give rise to any cause of action at law or in equity against Issuer or any Subsidiary.  Neither the Options granted, any Shares purchased hereunder nor any other benefits conferred hereby, including the right to purchase Common Stock at a discount, shall form any part of the wages or salary of any eligible Employee for purposes of any severance pay or termination damages, irrespective of the reason for termination of employment.  Under no circumstances shall any individual ceasing to be an Employee be entitled to any compensation for any loss of any right or benefit under this Plan that such Employee might otherwise have enjoyed, but for ceasing to be an Employee, whether such compensation is claimed by way of damages for wrongful or unfair dismissal, breach of contract or otherwise.

26.                               Taxes.  Participants are responsible for the payment of all income and other taxes relating to any amounts deemed to constitute income to them under any Applicable Law arising out of their participation in the Plan, the purchase Shares pursuant to the Plan and their subsequent sale or other transfer as well as the distribution of Shares or cash to the Participant in accordance with the Plan.  By electing to participate in the Plan, each Participant shall be conclusively deemed to have authorized Issuer or any Designated Subsidiary that pays Compensation to him or her to make appropriate tax withholding deductions from that Compensation, which deductions shall be in addition to any other appropriate payroll deductions, and to pay such withheld taxes to the appropriate tax authorities in the relevant country or countries in order to satisfy any of the above tax liabilities of a Participant under any Applicable Law.

27.                               Acceptance of Terms.  By participating in the Plan, each Participant shall be deemed to have accepted all the conditions of the Plan and the terms and conditions of any rules and regulations adopted by the Committee or the Plan Administrator and to have agreed to be fully bound thereby.

 Appendix C

PERFORMANCE GRAPH

        The graph below matches NetSpend Holdings, Inc.'s cumulative return on common stock with the cumulative returns of the NASDAQ Composite Index and the Morningstar Business Services index. The graph tracks the performance of a $100 investment in our common stock and each of the indexes (with the reinvestment of all dividends) from October 19, 2010 (the first day of trading of the Company's common stock in connection with its initial public offering) through December 31, 2011.

COMPARISON OF CUMULATIVE TOTAL RETURN

Company/Market/Peer Group	10/19/2010	12/31/2010	12/31/2011
NetSpend Holdings, Inc.	$100.00	$116.55	$73.73
NASDAQ Composite Index	$100.00	$109.14	$108.27
Morningstar Business Services	$100.00	$106.35	$110.45

The stock price performance included in this graph is not necessarily indicative of future stock price performance.

19558-1 FOLD AND DETACH HERE YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week. Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting date. OR If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. INTERNET http://www.proxyvoting.com/ntsp Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. Mark Here for Address Change or Comments SEE REVERSE NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Signature Signature Date Please mark your votes as indicated in this example X THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS AND “FOR” ITEMS 2 AND 3. FOR ALL Nominees: WITHHOLD FOR ALL *EXCEPTIONS FOR AGAINST ABSTAIN 1. ELECTION OF CLASS II DIRECTORS 01 Thomas A. McCullough 02 Daniel M. Schley 03 Alexander R. Castaldi (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.) *Exceptions 2. Proposal to approve the NetSpend Holdings, Inc. 2012 Employee Stock Purchase Plan. 3. Ratification of the appointment of KPMG LLP as independent registered public accounting firm. The Board of Directors recommends a vote “For All” of the director nominees and a vote “For” Items 2 and 3

19558-1 You can now access your NETSPEND HOLDINGS, INC. account online. Access your NetSpend Holdings, Inc. account online via Investor ServiceDirect® (ISD). The transfer agent for NetSpend Holdings, Inc., now makes it easy and convenient to get current information on your shareholder account. • View account status • View payment history for dividends • View certificate history • Make address changes • View book-entry information • Obtain a duplicate 1099 tax form Visit us on the web at http://www.bnymellon.com/shareowner/equityaccess For Technical Assistance Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time Investor ServiceDirect® Available 24 hours per day, 7 days per week TOLL FREE NUMBER: 1-800-370-1163 Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Proxy Statement and the 2011 Annual Report to Stockholders are available at: http://investor.netspend.com PROXY NETSPEND HOLDINGS, INC. 2012 Meeting of Stockholders – April 27, 2012 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY The undersigned hereby appoints Daniel R. Henry, Steven F. Coleman and George W. Gresham, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of NetSpend Holdings, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2012 Meeting of Stockholders of the company to be held April 27, 2012 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting. Address Change/Comments (Mark the corresponding box on the reverse side) SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment. FOLD AND DETACH HERE (Continued and to be marked, dated and signed, on the other side)